                          Design/Build Contract


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
919 Third Avenue
New York, New York 10022
Attention: Wallace L. Schwartz, Esq.

================================================================================

                                                (Space Above For Recorder's Use)

                           ALADDIN GAMING/BAZAAR/MUSIC

                     CONSTRUCTION, OPERATION AND RECIPROCAL
                               EASEMENT AGREEMENT

                                  by and among

                              ALADDIN GAMING, LLC,
                       a Nevada limited-liability company

                                "Aladdin Gaming"

                                       and

                              ALADDIN BAZAAR, LLC,
                      a Delaware limited liability company

                                "Bazaar Company"

                                       and

                           ALADDIN MUSIC HOLDINGS, LLC
                       a Nevada limited-liability company

                                 "Aladdin Music"
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                                TABLE OF CONTENTS

                                                                            Page

   ARTICLE 1 DEFINITIONS.......................................................4

   ARTICLE 2 EASEMENTS........................................................22
        2.1  Definitions and Conditions.......................................22
        2.2  Easement: Automobile Parking, Vehicular and Pedestrian Access;
             Emergency Egress.................................................26
        2.3  Easement: Utilities..............................................27
        2.4  Easement: Construction...........................................30
        2.5  Easement: Maintenance of Common Structural Supports..............32
        2.6  Easement: Exterior and Accent Lights.............................33
        2.7  Easement: Truck Loading Areas....................................33
        2.8  Easement: Encroachments..........................................34
        2.9  Easement: Roof...................................................35
        2.10 Easement: Setbacks...............................................35
        2.11 Easement: General Integration, Maintenance and Development.......35
        2.12 No Dedication of Easements.......................................36
        2.13 Abandonment of Easements.........................................36
        2.14 Granting of Easements to Utility Companies.......................36
        2.15 Easement: Monorail...............................................37
        2.16 Easement: Signs..................................................38

   ARTICLE 3 CONSTRUCTION OF REDEVELOPED ALADDIN..............................39
        3.1  General Covenants and Background.................................39
        3.2  Workmanship......................................................40
        3.3  Coordination.....................................................41
        3.4  Interference During Construction.................................41
        3.5  Optional Improvements and Music Hotel............................41
        3.6  Mechanic's Liens.................................................43
        3.7  Construction Bonds...............................................43
        3.8  Temporary Termination of Fire Service............................43
        3.9  Indemnity........................................................44
        3.10 Submittal of As-Built Plans and Record Drawings..................44
        3.11 Self-Help Cure of Construction Defaults..........................45


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   ARTICLE 4 ALLOCABLE SHARES OF COMMON COSTS.................................45
        4.1  Payments.........................................................45
        4.2  Resolution of Disputes...........................................47
        4.3  Creation of Lien and Personal Obligation for Payment of Allocable
             Shares...........................................................47
        4.4  Adjustments to Allocable Share of Common Costs...................47

   ARTICLE 5 CENTRAL ENERGY PLANT.............................................48
        5.1  Construction of Central Energy Plant.............................48
        5.2  Purchase of Electricity, Chilled Water and Hot Water.............48
        5.3  Sale of Excess Electricity, Chilled Water and Hot Water..........48

   ARTICLE 6 FLOOR AREA, USE, AND OPERATION...................................49
        6.1  Floor Area; First and Second Scheduled Opening Dates.............49
        6.2  Uses.............................................................49
        6.3  Limitation on Detrimental Characteristics........................50
        6.4  Operation........................................................50
        6.5  Gaming Activities................................................53
        6.6  Commercial Subdivision; Taxes and Assessments....................54
        6.7  Adjacent Land....................................................55

   ARTICLE 7 COVENANTS AGAINST WASTE..........................................56
        7.1  Waste............................................................56
        7.2  Hazardous Substances.............................................56

   ARTICLE 8 INDEMNIFICATION AND INSURANCE....................................56
        8.1  Indemnity........................................................56
        8.2  General Liability Insurance......................................56
        8.3  Property Insurance...............................................57
        8.4  Blanket Insurance................................................57
        8.5  Controlled Insurance Program.....................................57
        8.6  Mutual Release; Waiver of Subrogation............................57
        8.7  Named Insureds...................................................58

   ARTICLE 9 REPAIR, MAINTENANCE, ALTERATIONS AND RES-
             TORATION.........................................................58
        9.1  Maintenance - Buildings..........................................58
        9.2  Maintenance - Common Parking Area................................59
        9.3  Alterations - Buildings and Common Area..........................59


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        9.4  Restoration of Buildings and/or Common Area......................61
        9.5  Restoration of Improvements Not Covered by Section 9.4...........61
        9.6  Standards of Construction........................................62
        9.7  Licenses for Repairs, Maintenance, Alterations and Restoration...63
        9.8  Clearing of Building Site........................................64
        9.9  Self-Help Cure of Maintenance and Restoration Defaults...........64
        9.10 Lien.............................................................65
        9.11 Article 9 Approvals..............................................65

  ARTICLE 10 FORCE MAJEURE....................................................65
        10.1 Force Majeure....................................................65
        10.2 Notice...........................................................65

  ARTICLE 11 DISCHARGE AND RELEASE............................................66
        11.1 Discharge on Transfer............................................66
        11.2 Discharge on Involuntary Transfer................................66
        11.3 Exceptions to Discharge..........................................67
        11.4 Discharge of Mortgagee...........................................67
        11.5 Aladdin Gaming Released From Operating Covenants.................67
        11.6 Bazaar Company Released from Operating Covenants.................67
        11.7 Aladdin Music Released from Operating Covenants..................67
        11.8 Excuse and Release From Restoration Covenants....................68
        11.9 No Waiver........................................................68

  ARTICLE 12 ARBITRATION......................................................69
        12.1 Disputes Covered.................................................69
        12.2 Arbitration Procedures...........................................69

  ARTICLE 13 ATTORNEYS' FEES..................................................71
        13.1 Prevailing Party.................................................71

  ARTICLE 14 NOTICES..........................................................72
        14.1 Notices to Parties...............................................72

  ARTICLE 15 MORTGAGEE PROVISIONS.............................................77
        15.1 Mortgagee Notice.................................................77

  ARTICLE 16 AMENDMENT........................................................78
        16.1 Method and Effect of Amendment...................................78


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        16.2  No Third Party Beneficiary......................................79

  ARTICLE 17  TERMINATION OF REA..............................................79

  ARTICLE 18  EXERCISE OF APPROVAL RIGHTS.....................................79

  ARTICLE 19  EFFECTIVE DATE OF REA...........................................80

  ARTICLE 20  MISCELLANEOUS...................................................81
        20.1  Breach Shall Not Defeat Mortgage................................81
        20.2  Breach Shall Not Permit Termination.............................81
        20.3  Captions........................................................81
        20.4  Interpretation..................................................81
        20.5  Governing Laws and Forum........................................81
        20.6  Injunctive Relief...............................................82
        20.7  No Partnership..................................................82
        20.8  Not a Public Dedication.........................................82
        20.9  Payment on Default..............................................82
        20.10 Severability....................................................83
        20.11 Successors......................................................83
        20.12 Time of Essence.................................................83
        20.13 Waiver of Default...............................................83
        20.14 Rights Cumulative...............................................84
        20.15 Counterparts....................................................84
        20.16 Estoppel Certificates...........................................84
        20.17 Limitation on Liability.........................................85
        20.18 Index...........................................................86
        20.19 Compliance With Laws............................................86
        20.20 Conflicts.......................................................87

EXHIBIT "A-1" - LEGAL DESCRIPTION SITE........................................93

EXHIBIT "A-2" - LEGAL DESCRIPTION GAMING SITE.................................94

EXHIBIT "A-3" - LEGAL DESCRIPTION BAZAAR SITE.................................95

EXHIBIT "A-4" - LEGAL DESCRIPTION ALADDIN MUSIC SITE..........................96


EXHIBIT "A-5" - LEGAL DESCRIPTION UTILITY SITE................................97


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EXHIBIT "A-6" - LEGAL DESCRIPTION OPTIONAL IMPROVEMENTS
                  SITE........................................................98

EXHIBIT "B"  - SITE PLANS

EXHIBIT "C" - PLANS AND SPECIFICATIONS

SCHEDULE "I" - ALLOCABLE SHARE OF COMMON COSTS

SCHEDULE "II" - ALLOCABLE SHARE OF REAL ESTATE TAXES


                                        v
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                           CONSTRUCTION, OPERATION AND
                          RECIPROCAL EASEMENT AGREEMENT
                          (Aladdin Gaming/Bazaar/Music)

            THIS CONSTRUCTION, OPERATION AND RECIPROCAL EASEMENT AGREEMENT (this "REA") is made and entered into as of February 26, 1998, by and between ALADDIN GAMING, LLC, a Nevada limited-liability company ("Aladdin Gaming"), ALADDIN BAZAAR, LLC, a Delaware limited liability company ("Bazaar Company"), and ALADDIN MUSIC HOLDINGS, LLC, a Nevada limited-liability company ("Aladdin Music").

                                R E C I T A L S :

            A. Aladdin Gaming is the owner of that certain real property located at 3667 Las Vegas Boulevard South in Clark County, Nevada (the "County") which is more particularly described on Exhibit "A-1" attached hereto (the "Site"). The Site is currently improved with certain improvements commonly known as the "Aladdin Hotel and Casino" which are being, or will be, demolished and redeveloped, pursuant to the terms of that certain Site Work Development and Construction Agreement dated as of the date hereof, among Aladdin Holdings, LLC, Aladdin Gaming and Bazaar Company (the "Site Work Agreement"). A memorandum of the Site Work Agreement shall be recorded in the Official Records of the County immediately following the recordation of this REA. In addition to the demolition contemplated by the Site Work Agreement, certain portions of the Site will be prepared pursuant to the terms of the Site Work Agreement with various on-site and off-site infrastructure improvements to permit the development of the Redeveloped Aladdin (as hereinafter defined) described in this REA.

            B. That portion of the Site not including the Bazaar Site, the Aladdin Music Site, the Energy Site and the Optional Improvements Site (as such terms are hereinafter defined) is more particularly described on Exhibit "A-2" attached hereto (the "Gaming Site"). Aladdin Gaming shall construct and/or renovate on the Gaming Site the Aladdin Improvements (as hereinafter defined) consisting of certain related and physically attached facilities, including a hotel containing approximately 2600 rooms, an approximately 116,000 square foot casino, a Theater for Performing Arts (as hereinafter defined), an area (the "Aladdin Parking Area") which shall consist of space for approximately 500 motor vehicles, and truck docking and loading facilities which shall be located beneath the hotel and casino, all as more particularly set forth on the Site Plans and the Plans and Specifications (as such terms are hereinafter defined).

            C. Aladdin Gaming has leased to Bazaar Company a portion of the Site to permit the construction and operation by Bazaar Company of the Bazaar Improvements (as hereinafter defined) pursuant to the terms of that certain lease between Aladdin Gaming and Bazaar Company (the "Bazaar Lease"). A memorandum of the Bazaar Lease shall be recorded in the Official Records of the County immediately prior to the recordation of this REA. That portion of the Site subject to the Bazaar Lease and upon which the Bazaar Improvements will be developed is more particularly described on Exhibit "A-3" attached hereto (the "Bazaar Site").

            D. Aladdin Gaming has leased to Aladdin Music a portion of the Site pursuant to the terms of that certain lease between Aladdin Gaming and Aladdin Music (the "Music Lease") to permit the construction and operation by Aladdin Music of a second hotel and casino facility consisting of certain related and physically attached facilities, including a hotel containing approximately 1000 rooms and an approximately 50,000 square foot casino located on the corner of Audrie Street and Harmon Avenue as more particularly described herein below (the "Music Hotel"). A memorandum of the Music Lease shall be recorded in the Official Records of the County immediately prior to the recordation of this REA. That portion of the Site subject to the Music Lease and upon which the Music Hotel will be developed is more particularly described on Exhibit "A-4" attached hereto (the "Aladdin Music Site").

            E. Aladdin Gaming has leased to Energy Provider (as hereinafter defined) a portion of the Site pursuant to the terms of that certain lease dated as of December 3, 1997, between Aladdin Gaming and Energy Provider (the "Energy Lease"). Pursuant to the Energy Provider Agreement (as hereinafter defined), Energy Provider is obligated to construct and operate a central energy plant (the "Central Energy Plant") for the cogeneration of electricity, the production of chilled water and hot water, and the distribution of electricity, chilled water and hot water to the Site. A memorandum of the Energy Lease shall be recorded in the Official Records of the County immediately prior to the recordation of this REA. That portion of the Site subject to the Energy Lease and upon which the Central Energy Plant will be developed is more particularly described on Exhibit "A-5" attached hereto (the "Energy Site").


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            F. Conditioned upon the due performance of the demolition and infrastructure development described in the Site Work Agreement, Aladdin Gaming and Bazaar Company are each obligated to construct certain improvements on the Gaming Site and the Bazaar Site, respectively, pursuant to the terms of the Site Work Agreement and this REA, as more particularly described on the Site Plans and the Plans and Specifications (the "Initial Planned Floor Area"). The improvements required to be constructed by Bazaar Company on the Bazaar Site pursuant to the terms of this REA shall be owned by Bazaar Company and are hereinafter collectively referred to as the "Bazaar Improvements". The improvements required or permitted to be constructed and/or renovated by Aladdin Gaming pursuant to the terms of this REA shall be owned by Aladdin Gaming and are hereinafter referred to as the "Aladdin Improvements". The Bazaar Improvements, the Music Hotel, the Central Energy Plant and the Aladdin Improvements are sometimes hereinafter collectively referred to as the "Redeveloped Aladdin". As more particularly described in this REA, while all of the Bazaar Improvements are required to be constructed by Bazaar Company, only a portion of the Aladdin Improvements are required to be constructed by Aladdin Gaming. Construction of any Aladdin Improvements which are not required to be constructed by Aladdin Gaming pursuant to this REA (the "Optional Improvements") may be developed by the Aladdin Parties (as hereinafter defined), subject to the terms and conditions of this REA.

            G. The Bazaar Improvements consist of the "Retail Facility" and the "Common Parking Area." The Retail Facility consists of approximately 726,000 square feet of Floor Area (including approximately 462,000 square feet of gross leasable retail area) in the nature of an enclosed themed entertainment shopping mall located at particular elevations of the Aladdin Improvements with various vertical penetrations above and below such elevations, all as more particularly described on the Site Plans and the Plans and Specifications. The Common Parking Area consists of a multi-level parking structure for approximately 4,800 motor vehicles adjacent to the Bazaar Improvements and surface-level parking facilities for approximately 364 motor vehicles beneath and adjacent to the Retail Facility, as more particularly described on the Site Plans and the Plans and Specifications. The Common Parking Area does not include the Aladdin Parking Area.

            H. The Parties to this REA desire that the Redeveloped Aladdin be improved and operated as a mixed-use project which is physically and function ally integrated through, among other things, reciprocal easements for parking and


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access, construction easements for development and renovation of the Redeveloped
Aladdin, and the adoption and observance of uniform standards of development, operation and maintenance as set forth in this REA.

            NOW, THEREFORE, in consideration of the foregoing, the covenants contained herein, and for other and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            As used in this REA, references to "Recitals," "Articles," "Sections" and "Exhibits" are references to corresponding portions of this REA. Listed below are definitions for certain terms that are used in this REA with particular meanings. Unless otherwise defined herein, capitalized terms used in this REA shall have the meanings set forth in this Article 1. Unless otherwise noted, a defined term shall include, where appropriate to the context, the noun (singular and plural), verb and adjective forms of the terms.

            Accounting Period. "Accounting Period" shall mean any period beginning on January 1 and ending on the next following December 31, except that the first Accounting Period shall commence on the date hereof and shall end on the following December 31, and the last Accounting Period shall end on the Termination Date.

            Adjacent Land. "Adjacent Land" is defined in Section 6.7.

            Affiliate. "Affiliate" shall mean a Person that Controls, is directly or indirectly Controlled by, or is under common ownership or Control with, another Person. Notwithstanding the foregoing or any other provision of this REA to the contrary, in no event shall any Party be considered to be an Affiliate of any other Party or Affiliates thereof, notwithstanding the fact that Affiliates of certain Parties hold a fifty percent (50%) membership interest in other Parties.

            Aladdin Gaming. "Aladdin Gaming" shall initially mean Aladdin Gaming, LLC, a Nevada limited-liability company, and upon a Transfer or


                                        4
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Involuntary Transfer of such Person's interest in the Site, "Aladdin Gaming"
shall mean such Person's Transferee.

            Aladdin Hotel and Casino. "Aladdin Hotel and Casino" is defined in Recital A.

            Aladdin Improvements. "Aladdin Improvements" is defined in Recital F and includes the Buildings and Common Area improvements on the Gaming Site, as more particularly set forth on the Site Plans and the Plans and Specifications, including any present or future Construction or alteration of the Optional Improvements, in accordance with the terms of this REA and the Site Work Agreement, as the same may exist from time-to-time. Aladdin Improvements shall not include any of the Aladdin Improvements that have been from time-to-time razed or removed in accordance with the terms of this REA.

            Aladdin Music. "Aladdin Music" shall initially mean Aladdin Music Holdings, LLC, a Nevada limited-liability company, and upon a Transfer or Involuntary Transfer of such Person's interest in the Site, "Aladdin Music" shall mean such Person's Transferee.

            Aladdin Music Site. "Aladdin Music Site" is defined in Recital D.

            Aladdin Parking Area. "Aladdin Parking Area" is described in Recital B and includes portions of the Gaming Site, as more particularly set forth on the Site Plans and the Plans and Specifications.

            Aladdin Parties. "Aladdin Parties" shall mean Aladdin Gaming and/or its Permitted Transferees.

            Allocable Share of Common Costs. "Allocable Share of Common Costs" shall mean that portion of each category of the Common Costs allocable to each Tract on a monthly basis for each Accounting Period, subject to adjustment on an annual basis as provided in this REA. The Common Costs allocable to each Tract shall also be subject to adjustment pursuant to the terms of Section 4.4 hereof at such time as any Optional Improvements shall be developed by an Aladdin Party, or a successor thereof. The Party responsible for maintaining and operating the Common Area affected by an adjustment shall notify each Party of such adjustment in accordance with Article 4 hereof. The initial Allocable Share of Common Costs for each Tract shall be equal to the percentages and paid by the


                                        5
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Parties set forth on Schedule "I" hereto for each such Tract, which amounts shall be payable to Bazaar Company or Aladdin Gaming, as the case may be, as set forth in this REA.

            Allocable Share of Real Estate Taxes. "Allocable Share of Real Estate Taxes" is defined in Section 6.6.

            Annual Statement. "Annual Statement" is defined in Section 4.1(b).

            Arbitrator. "Arbitrator" is defined in Section 12.2(a).

            Attorneys' Fees. "Attorneys' Fees" is defined in Article 13.

            Bazaar Company. "Bazaar Company" shall initially mean Aladdin Bazaar, LLC, a Delaware limited liability company, and upon a Transfer or Involuntary Transfer of such Person's interest in the Site, "Bazaar Company" shall mean such Person's Transferee.

            Bazaar Improvements. "Bazaar Improvements" is defined in Recital F and includes the Buildings and Common Area improvements on the Bazaar Site, as more particularly set forth on the Site Plans and the Plans and Specifications, including any present or future Construction or alteration thereof in accordance with the terms of this REA, as the same may exist from time to time. Bazaar Improvements shall not include any of the Bazaar Improvements that have been from time to time razed or removed in accordance with the terms of the Bazaar Lease and this REA.

            Bazaar Lease. "Bazaar Lease" is defined in Recital C.

            Bazaar LLC Agreement. "Bazaar LLC Agreement" shall mean that Limited Liability Company Agreement of Aladdin Bazaar, LLC dated as of September 3, 1997, as amended on October 16, 1997 and as thereafter amended from time to time.

            Bazaar Perimeter Areas. "Bazaar Perimeter Areas" means the sidewalks, landscaping, irrigation, lighting and similar areas to be maintained by Bazaar Company, as more particularly set forth on the Site Plans and the Plans and Specifications.


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

            Bazaar Site. "Bazaar Site" is defined in Recital C.

            Budget. "Budget" is defined in Section 4.1(a).

            Building. "Building" shall mean all portions of the buildings and improvements (including alterations or restorations) that exist or are constructed from time to time on a Party's Tract.

            Casino Perimeter Areas. "Casino Perimeter Areas" means the sidewalks, landscaping, irrigation, lighting and similar areas to be maintained by Aladdin Gaming, as more particularly set forth on the Site Plans and the Plans and Specifications.

            Central Energy Plant. "Central Energy Plant" is defined in Recital
E.

            Cessation Right. "Cessation Right" is defined in Section 6.4(h).

            Claim. "Claim" is defined in the definition of "Indemnify".

            Commercial Subdivision. "Commercial Subdivision" is defined in
Section 6.6.

            Common Area. "Common Area" shall mean the Common Parking Area, Common Area Utility Lines, the Bazaar Perimeter Areas, the Casino Perimeter Areas and the Fire Command Center, all as more particularly set forth on the Site Plans and the Plans and Specifications, subject to any restrictions set forth in this REA. The Common Area, except the Common Parking Area, shall be maintained, repaired, operated and restored by the Parties set forth on Schedule "I" hereto. The Common Parking Area shall be maintained, repaired, operated and restored by Bazaar Company pursuant to the Parking Use Agreement.

            Common Area Utility Line. "Common Area Utility Line" is defined in
Section 2.1(e).

            Common Area Work. "Common Area Work" is defined in Section 4.1.

            Common Costs. "Common Costs" shall mean those expenses and costs which arise in connection with the proper maintenance, repair and operation of the Common Area (including administrative fees to the extent representative of actual costs and expenses, but not profits, except as expressly provided in the Parking Use Agreement) and which are to be shared between certain of the Parties in accordance with their respective Allocable Share of Common Costs. Each Party shall be responsible for, and Common Costs shall not include, the cost of building, installing, maintaining and operating Buildings, except to the extent the Parties hereto otherwise agree to include such costs as Common Costs. In no event shall Common Costs include any of the following: (i) the cost of any demolition or construction Work contemplated by the Site Work Agreement, including but not limited to the cost of constructing the Initial Planned Floor Area and the Optional Improvements; (ii) any costs specifically allocated to or required to be paid by a Party pursuant to the Site Work Agreement, the Bazaar Lease, the Music Lease, the Energy Lease, the Parking Use Agreement, this REA, any environmental indemnity, or any other agreement between two or more Parties hereto which specifically requires any such Party to bear a cost or expense which might other wise be considered a Common Cost; (iii) promotional costs and activities; (iv) Construction, operation, maintenance, repair, replacement and restoration of the Central Energy Plant; (v) costs imposed by the County or other governmental authorities claiming jurisdiction over the Site which relate to the use to which any individual Tract is put; (vi) depreciation and financing costs attributable to any of the improvements comprising the Redeveloped Aladdin; (vii) the continuing cost of complying with any requirements imposed by the County or any other governmental authority in connection with the realignment of Harmon Avenue and pedestrian bridges, which cost shall remain the responsibility of Aladdin Gaming; (viii) the cost of special services, goods or materials provided to or specific costs incurred for the account of specific Parties, Occupants or Permittees rather than for the benefit of the Site as a whole; (ix) amounts paid in respect of Common Costs to an Affiliate of an Operator Party to the extent such amounts are in excess of amounts that would be paid on a commercially reasonable basis to qualified third parties in respect of such costs; (x) real estate and personal property taxes with respect to each Tract and each Party (except for personal property taxes attributable to personal property to the extent used in connection with the Common Area) (it being understood, however, that the Parties shall be responsible for their respective Allocable Share of Real Estate Taxes as provided herein); and (xi) the cost of Construction of the Monorail (it being understood, however, that such cost shall nonetheless be subject to equitable allocation among the Parties as set forth in Section 2.15 hereof).

            Common Parking Area. "Common Parking Area" is referenced in Recital G and shall mean that portion of the Bazaar Improvements located on the Bazaar Site and designated on the Site Plans and the Plans and Specifications for the shared use of the Redeveloped Aladdin in connection with the parking, passage, and loading of motor vehicles and trucks, together with related improvements which at any time are constructed in connection therewith, including but not limited to roadways, pedestrian sidewalks, stairways, elevators, bridges, landscaping light standards, directional signs, driveways and curbs, in each case to the extent indicated on the Site Plans and the Plans and Specifications.

            Construction. "Construction" is defined in Section 3.1.

            Contracting Party. "Contracting Party" is defined in Section 3.6.

            Control. "Control" shall mean ownership of a Person or Party in excess of 50% and/or the power, exercisable jointly or severally, to manage and direct a Person through the direct or indirect ownership of partnership interest, stock, trust powers, or other beneficial interests and/or management or voting rights. A "change of control" shall mean that Control passes from one Person and its Affiliates to another in a single transaction or a series of related transactions.

            Controlled Insurance Program. "Controlled Insurance Program" is defined and set forth in that certain Contract between Aladdin Gaming and Fluor Daniel, Inc. for Design/Build Services dated as of December 4, 1997.

            County. "County" is defined in Recital A.

            Cure. At such time as a Party is in Default and has received a demand for the correction of such Default, such Party and its Mortgagee shall be permitted thirty (30) days or such other amount of time specified herein within which to render remedial performance sufficient to correct said Default, which correction of said Default shall be referred to herein as "Cure." At its election, the Party serving a notice of Default may also serve a demand for the correction of such Default either concurrently with or subsequent to service of the notice of Default, which demand shall specify the nature of the Default and the precise duty or obligation under this REA alleged to have been breached. Except as provided elsewhere in this REA to the contrary, whenever a Default is not capable of Cure within the specified period, a Defaulting Party (or its Mortgagee) shall be deemed to have Cured the Default if it shall have commenced Cure within the specified time period and shall have prosecuted the Cure continuously and diligently thereafter to completion.

            Default. "Default" shall mean a Party's breach of any of its covenants or obligations set forth in this REA. A notice of Default may be accompanied or followed by service of a demand for the correction of such Default. A party in Default is sometimes referred to herein as a "Defaulting Party."

            Demolition Work. "Demolition Work" shall mean portions of the Site which may be demolished, razed and removed and which is more particularly described in Article II of the Site Work Agreement.

            Demand. "Demand" is defined in Section 12.2(a) hereof.

            Demanding Party. "Demanding Party" is defined in Section 12.2(a) hereof.

            Discharge. "Discharge" shall mean the full relief and exoneration from any personal liability or responsibility of a Transferor, Mortgagor or Mortgagee for performance of, granting of or compliance with all easements, covenants, duties and obligations accruing and arising under this REA in connection with a Party's possession of its Tract, which shall occur from and after the effective date of the following: (a) with respect to a Transferor, a Transfer, as more fully described in Section 11.1; (b) with respect to a Mortgagor, an Involuntary Transfer, as more fully described in Section 11.2; and
(c) with respect to a Mortgagee, a Transfer by such Mortgagee after acquiring title to a Tract (or portion thereof) in an Involuntary Transfer, as more fully described in Section 11.4.

            DPW Agreement. "DPW Agreement" shall mean that certain Aladdin Hotel & Casino Agreement between Aladdin Holdings, LLC and the County, dated March 18, 1997.

            Energy Provider. "Energy Provider" shall mean Northwind Aladdin, LLC, a Nevada limited-liability company, and upon a Transfer or Involuntary Transfer of such Person's interest in the Site, "Energy Provider" shall mean such Person's Transferee.

            Energy Provider Agreement. "Energy Provider Agreement" is defined in
Section 2.1(f).

            Energy Provider Utility Line. "Energy Provider Utility Line" is defined in Section 2.1.

            Energy Site. "Energy Site" is defined in Recital E.

            Estimated Cost Statement. "Estimated Cost Statement" is defined in
Section 4.1.

            Event of Default. "Event of Default" shall mean a Default beyond applicable notice and period for Cure.

            Excuse. "Excuse" shall mean the occurrence of an event of either (a) force majeure pursuant to Article 10 that interferes with a Party's ability to perform its obligations under this REA, or (b) the Default of another Party with respect to its restoration covenants given in Article 9 to the extent that such Default interferes with a non-Defaulting Party's ability to perform its obligations under this REA and which Default shall, pursuant to Section 11.8(a), result in the temporary relief of the non-Defaulting Party from its duty to restore under Article 9, for so long as such force majeure event continues or such Defaulting Party has not Cured its Default.

            Final Completion Deadline. "Final Completion Deadline" is defined in the Energy Provider Agreement.

            Fire Command Center. "Fire Command Center" shall mean that certain fire command center for the Site and all facilities in connection therewith, as more particularly set forth on the Site Plans and the Plans and Specifications, to be maintained by Aladdin Gaming or Bazaar Company, as such Parties shall mutually determine.

            First Scheduled Opening Date. "First Scheduled Opening Date" shall mean that date by which the Redeveloped Aladdin, except for the Music Hotel, is scheduled to be first opened for business to the public, as more particularly set forth in the Site Work Agreement.

            Floor Area. "Floor Area" shall mean the aggregate, as established from time to time by the Project Architect/Engineer, of the actual number of square feet of floor space on all floors in any Building, whether or not roofed or occupied or leased, excluding non-leasable areas such as equipment rooms, subterranean areas, balconies and mezzanines, management offices, and the like, but only to the extent the same are not actually leased or leasable, measured from the exterior faces or exterior lines of the exterior walls (including basement walls) and from the center line (as opposed to exterior face) of the party and interior common walls. Estimates of the initial Floor Areas, including, with respect to the Gaming Site and the Bazaar Site, the Initial Planned Floor Area, are set forth on the Site Plans and the Plans and Specifications, which estimates shall be adjusted from time to time as the Redeveloped Aladdin is constructed and improved.

            Gaming Authority; Gaming Activity; Gaming Facility; Gaming Laws. "Gaming Authority" shall mean the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming License Board, any agency or authority operating under the Nevada Gaming Control Act, and any other agency or authority of the State of Nevada regulating Gaming Activities. "Gaming Laws" shall mean any statute, regulation, rule, mandate, opinion or similar authority promulgated by a Gaming Authority. "Gaming Activity" shall mean any use, operation, business or other activity which requires a license, approval, authorization, registration or a finding of suitability from any Gaming Authority. "Gaming Facility" shall mean a facility or facilities devoted substantially to lodging, entertainment and the operation of Gaming Activities open to the public at large, which facility and Gaming Activities are similar in type to the majority of the hotel casinos located on the Las Vegas Strip. A Gaming Facility may be associated with or included within or be a part of another business operated in conjunction with the Gaming Facility including but not limited to a hotel, hotel resort complex, amusement or theme ride parks, retail center, and/or entertainment venues.

            Gaming Equipment. "Gaming Equipment" is defined in Section 6.5(c).

            Gaming Site. "Gaming Site" is defined in Recital B.

            Grantee. "Grantee" is defined in Section 2.1(b).

            Grantor. "Grantor" is defined in Section 2.1(a).

            Hazardous Substances. "Hazardous Substances" means and includes the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under NRS Ch. 459, NRS ss.ss. 618.750-618.850, NRS ss. 477.045, as amended, or any other federal, state or local laws and regulations as amended or hereafter enacted regulating hazardous or toxic substances or wastes, petroleum pollutant or waste or similar substances, including, but not limited to, as defined in the Comprehensive Environmental Response, Liability and Compensation Act, 42 U.S.C. 9601 et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, et seq., Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., Safe Drinking Water Act, 42 U.S.C. Sections 3000(f), et seq., Clean Air Act, 42 U.S.C. Sections 7401, et seq., and United States Department of Transportation Hazardous Materials Table, 49 C.F.R. 172.101, Chapters 444, 445A, 445B, 590 or 618 of NRS; pesticides regulated under the Federal Insecticides, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; asbestos and asbestos-containing materials, PCBs and other substances regulated under the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Police Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. References to statutory authority in this definition shall be deemed to refer to such authority as such may be amended from time to time.

            In. "In" is defined in Section 2.1(c).

            Indemnify. "Indemnify" shall mean the obligation of a Party ("Indemnitor") to indemnify, hold harmless, protect and defend, with counsel reasonably acceptable to the Person receiving such indemnity ("Indemnity"), including such Person's Affiliates and their respective officers, directors, partners, members, landlords, agents, servants and employees (individually and collectively, "Indemnitee") from and against all losses, claims, actions, liens, proceedings, liabilities, damages (excluding consequential and punitive damages), costs and/or expenses (including the Indemnitee's reasonable Attorneys' Fees) (collectively, a "Claim") resulting from the death of or injury to any Person or the physical or economic damage to or loss of any property arising out of the Indemnitor's duties or conduct specified in this REA. Such term shall also include the requirement that the Indemnitee give the Indemnitor notice of any suit or proceeding entitling the Indemnitee to indemnification pursuant to this REA. Failure to give such notice shall not, however, in any manner negate or invalidate the obligation to provide such indemnity, except to the extent the Indemnitor is actually prejudiced thereby. No Party shall be obligated to Indemnify another Party to the extent the Claim underlying the Indemnitee's request for Indemnity
(a) results from the negligence or intentional wrongdoing of the Indemnitee without the negligence of the Indemnitor, or (b) results from such willful, intentional or wanton acts or omissions of the Indemnitee as shall constitute an "occurrence" excluded from coverage under standard comprehensive public liability and property damage insurance policies as they may exist from time to time.

            Index. "Index" is defined in Section 20.18.

            Infrastructure Improvements. "Infrastructure Improvements" means those off-site and on-site infrastructure improvements depicted on the Site Plans and the Plans and Specifications and installed, made, constructed, restored or relocated by the Aladdin Parties in order to prepare the Site for the development and construction of the Redeveloped Aladdin, and for ongoing operation as required by the DPW Agreement and the County, including, without limitation, grading, pad preparation, streets, roadways, driveways, walkways, sidewalks, curbs, bridges, turning lanes, traffic control devices, traffic signals, traffic mitigation measures, water drainage and flood control mitigation measures, street lights, driveway and walkway lights, Building lights (including lighting and ceilings that are underneath the Retail Facility), signage, landscaping, pedestrian bridges, tunnels and overpasses (whenever constructed) and preparation for the installation of utilities.

            Initial Planned Floor Area. "Initial Planned Floor Area" is referred to in Recital F and shall mean the Floor Area that Aladdin Gaming is required to construct on the Gaming Site and Bazaar Company is required to construct on the Bazaar Site, respectively, pursuant to the Site Work Agreement and this REA. The Initial Planned Floor Area for the Bazaar Improvements and the required portion of the Aladdin Improvements is more particularly set forth on the Site Plans and the Plans and Specifications for the Bazaar Improvements and the Aladdin Improvements, respectively.

            Involuntary Transfer. "Involuntary Transfer" shall mean the conveyance or reversion of fee or leasehold title to a Tract (or portion thereof) from a Mortgagor ("Involuntary Transferor") to a Mortgagee ("Involuntary Transferee") resulting from the judicial or nonjudicial foreclosure of the Mortgage or the grant of a deed in lieu of such foreclosure; provided, however, in the event of such an Involuntary Transfer, the Involuntary Transferor shall be conclusively deemed to have assigned all of its rights, powers, title and interest in its Tract and this REA to the Involuntary Transferee, who shall be conclusively deemed to have assumed all of the Involuntary Transferor's covenants and obligations thereunder accruing from and after such Involuntary Transfer.

            Licensee. "Licensee" is defined in Section 9.7.

            Liened Party. The term "Liened Party" is defined in Section 3.6.

            Monorail. "Monorail" is defined in Section 2.15.

            Mortgage; Mortgagor; Mortgagee. "Mortgage" shall mean an indenture of mortgage or a deed of trust encumbering all or a portion of the interest of a Party ("Mortgagor") in its Tract. "Mortgagee" shall mean either the trustee and beneficiary/mortgagee, individually or collectively as appropriate, under a Mortgage.

            Music Hotel. "Music Hotel" is defined in Recital D.

            Music Lease. "Music Lease" is defined in Recital D.

            Name. "Name" shall exclusively mean, with respect to Aladdin Gaming, "Aladdin Hotel and Casino" or such other name as Aladdin Gaming may designate in lieu thereof in the future, as to which Bazaar Company and Aladdin Music shall have the right to reasonably approve, which approval shall not be unreasonably withheld; with respect to Bazaar Company, "Desert Passage at Aladdin" or such other name as Bazaar Company may designate in lieu thereof in the future, as to which Aladdin Gaming and Aladdin Music shall have the right to reasonably approve, which approval shall not be unreasonably withheld; and, with respect to Aladdin Music, "Sound Asylum Hotel" or such other name as Aladdin Music may designate in lieu thereof in the future, as to which Aladdin Gaming and Bazaar Company shall have the right to reasonably approve, which approval shall not be unreasonably withheld.

            Non-Demanding Party. "Non-Demanding Party" is defined in Section 12.2(a) hereof.

            NRS. "NRS" shall mean Nevada Revised Statutes.

            Occupant. "Occupant" shall mean the Parties hereto and any Person from time to time entitled to use and occupy Floor Area under any lease, sublease, deed or other instrument or arrangement.

            Operator Party. "Operator Party" is defined in Section 4.1.

            Optional Improvements. "Optional Improvements" is referred to in Recital F and shall mean the office tower and/or time share facilities that are permitted to be developed by the Aladdin Parties pursuant to this REA on that portion of the Site more particularly described on Exhibit "A-6" attached hereto (the "Optional Improvements Site"), in all instances to the extent permitted by applicable law.

            Optional Improvements Site. "Optional Improvements Site" is defined in the definition of Optional Improvements.

            Parking Use Agreement. "Parking Use Agreement" shall mean that certain Common Parking Area Use Agreement dated as of the date hereof by and between Bazaar Company and Aladdin Gaming. A memorandum of the Parking Use Agreement shall be recorded in the Official Records of the County immediately following the recordation of this REA.

            Party. "Party" shall mean each of the following: Aladdin Gaming, Bazaar Company, Aladdin Music, Energy Provider, the owner or lessee of any portion of the Site conveyed by or leased from Aladdin Gaming for the purposes of developing the Optional Improvements and, upon a Transfer or Involuntary Transfer, any of their respective Transferees or Involuntary Transferees (as the case may be), subject to the provisions of this Section with respect to Transfers or Involuntary Transfers of partial interests in a Tract. Following a Transfer or Involuntary Transfer, the Transferor or Involuntary Transferor shall no longer be a Party; provided, however, that the easements, conditions, covenants, obligations and restrictions of this REA shall be binding and enforceable by any Party against any Transferor with respect to those time periods during which such Transferor was a Party. A Mortgagee shall not be deemed to be the Party with respect to a

Tract so long as the Mortgagor, as the applicable Party, retains the entire possessory interest in such Tract except that if a Mortgagor conveys a Tract to a Mortgagee upon the occurrence of a judicial or nonjudicial foreclosure or the grant of a deed in lieu of foreclosure, then the Mortgagee shall become a Party, although such Mortgagee shall not be liable for the acts or omissions of the Transferor. Notwithstanding the foregoing, any such Mortgagee shall not be deemed a Party unless and until said Mortgagee takes title to the Transferor's interest in the subject Tract or is deemed to be a Mortgagee in possession pursuant to applicable law.

            A Transferee or Involuntary Transferee of any of the following partial interests shall not be treated as a separate Party hereunder (but shall nonetheless be subject to the terms of this REA), unless such Person is designated in writing as the sole Party with respect to such Tract by all such Persons owning a partial interest in such Tract:

                  (a) Any partial, subdivided interest in a Party's Tract whether by parcelization, condominiumization or otherwise, except in connection with the Commercial Subdivision;

                  (b) Any partial, undivided interest in all of a Party's Tract or Tracts, such as an interest held in joint tenancy, tenancy-in-common or as a life estate;

                  (c) Any partial, undivided interest, legal or equitable, in the assets of any Party that is a Person other than an individual, which interest is not an interest in the Party's Tract, such as a beneficial interest in a Party which is a trust but not including the shareholders and/or bond holders of a Party that is a corporation; and

                  (d) Any lease, sublease, easement or license (excluding the Bazaar Lease, the Music Lease and the Energy Lease) affecting all or a portion of a Tract.

Only one Person for each Tract may be designated as a Party. In the event that the Persons owning such partial interests fail to designate a Person as the Party, the acts of the Person who was the Party prior to the Transfer or Involuntary Transfer (whether or not such Party retains any interest in the Tract or Tracts in question) shall be binding on all Persons having an interest or right in said Tract or Tracts, until such time as written notice of such designation is given and recorded in the office of the County Recorder of the County and a copy thereof is served on the Parties in accordance with Article 14.

            Perimeter Access Areas. "Perimeter Access Areas" means those areas on a Party's Tract adjacent to a Party's Building between exterior Building faces and the exterior boundary lines of the Site, including sidewalks, stairs, escalators, elevators, people movers, monorails and all other surface improvements relating to ingress and egress within said areas.

            Permittee. "Permittee" shall mean any Party or Occupant and its respective officers, directors, employees, partners, members, agents, contractors, customers, visitors, invitees, subtenants, licensees and concessionaires.

            Person. "Person" shall mean an individual, fiduciary, partnership, limited liability company, firm, association and corporation, or any other form of business or government entity.

            Plans and Specifications. "Plans and Specifications" shall mean all drawings, plans and specifications prepared by or for a Party which describe and show the labor, materials, equipment, fixtures and furnishings necessary for the construction of the improvements on a Party's Tract and which are or will be identified on Exhibit "C" attached hereto and made a part hereof, as the same may be modified from time to time pursuant to this REA.

            Prevailing Party. "Prevailing Party" is defined in Article 13.

            Project Architect/Engineer. "Project Architect/Engineer" shall mean ADP/FD of Nevada, Inc. with respect to architectural and engineering matters relating to the Demolition Work, the Site Work, the Aladdin Improvements and the shell of the Bazaar Improvements, who shall be retained by Aladdin Gaming, or such other architect(s) or engineer(s) duly licensed to practice in the State of Nevada as may from time to time be selected by Aladdin Gaming and, with respect to the shell of the Bazaar Improvements, approved by Bazaar Company (which approval shall not be unreasonably withheld and shall be deemed granted if not denied within fifteen (15) days of a request therefor). "Project Architect/Engineer" shall mean RTKL Associates, Inc. with respect to architectural and engineering matters relating to the construction of the interior of the shell of the Bazaar Improvements, who shall be retained by Bazaar Company, or such other architect(s) or engineer(s) duly licensed to practice in the State of Nevada as may from time to time be selected by Bazaar Company. "Project Architect/Engineer" shall mean ADP/FD of Nevada, Inc. with respect to architectural and engineering matters relating to the construction of the Common Parking Area, who shall be retained by Bazaar Company, or such other architect(s) or engineer(s) duly licensed to practice in the State of Nevada as may from time to time be selected by Bazaar Company and approved by Aladdin Gaming (which approval shall not be unreasonably withheld and shall be deemed granted if not denied within fifteen (15) days of a request therefor). "Project Architect/Engineer" shall mean, with respect to architectural and engineering matters relating to the construction of the Music Hotel, ADP/FD of Nevada, Inc., who shall be retained by Aladdin Music, or such other architect(s) or engineer(s) duly licensed to practice in the State of Nevada as may from time to time be selected by Aladdin Music and approved by Aladdin Gaming (which approval shall not be unreasonably withheld and shall be deemed granted if not denied within fifteen (15) days of a request therefor). "Project Architect/Engineer" shall mean, with respect to architectural and engineering matters relating to the Construction of the Central Energy Plant, such architect(s) or engineer(s) duly licensed to practice in the State of Nevada selected by Energy Provider in accordance with the Energy Provider Agreement.

            Project Contractor. "Project Contractor" shall mean Fluor Daniel, Inc., the contractor to be retained by Aladdin Gaming with respect to the Construction of the Initial Planned Floor Area of the Aladdin Improvements and a portion of the shell of the Bazaar Improvements, and by Bazaar Company for the balance of the Retail Facility and the Common Parking Area, or such other contractor(s) duly licensed to practice in the State of Nevada as may from time to time be designated by Bazaar Company with respect to the Bazaar Improvements (provided that such other contractor is reasonably approved by Aladdin Gaming within fifteen (15) days after request therefor and Aladdin Gaming's failure to respond shall be deemed approval) and/or by Aladdin Gaming with respect to the Aladdin Improvements (provided that such other contractor is reasonably approved by Bazaar Company within fifteen (15) days after request therefor and Bazaar Company's failure to respond shall be deemed approval). "Project Contractor" shall mean, with respect to the Construction of the Music Hotel, such contractor(s) duly licensed to practice in the State of Nevada as may from time to time be designated by Aladdin Music (provided that such contractor is reasonably approved by Aladdin Gaming within fifteen (15) days after request therefor and Aladdin Gaming's failure to respond shall be deemed approval). "Project Contractor" shall mean, with respect to the Construction of the Central Energy Plant, such contractor(s) duly licensed to practice in the State of Nevada as may from time to time be designated by Energy Provider in accordance with the Energy Provider Agreement.

            Quality of Development and Planning for the Aladdin Improvements. "Quality of Development and Planning for the Aladdin Improvements" shall mean that the standard of quality of development for the Aladdin Improvements (as of the First Scheduled Opening Date) shall be equal to or better than the general quality (as of the date of this REA) of the Mirage, including but not limited to interior finish, theming and attraction package, and standard hotel room, with a higher percentage of suites and king parlors. Such standards are intended to attract as a primary target the upper middle market segment, with an ambiance equal to or better than Bally's and Mirage. Upon the First Scheduled Opening Date, the Aladdin Hotel and Casino is intended to be one of the top five hotels on the Las Vegas strip, taking into consideration for such purposes the hotels existing and/or announced as of the date hereof in terms of market segment, average daily room rate and overall ambiance and market perception. Bazaar Company acknowledges that such standards are not intended to be a guaranty of the economic performance of the Aladdin Improvements or the Redeveloped Aladdin and no Party shall have any liability with respect to such economic performance. Bazaar Company shall have reasonable approval of the Quality of Development and Planning for the Aladdin Improvements, and in its exercise of such approval shall take into account, among other things, the quality of vehicular traffic and pedestrian circulation, ingress and egress, and the contractors, plans, drawings and construction schedule relating to the foregoing. Bazaar Company's approval of the Plans and Specifications shall be deemed approval of the Quality of Development and Planning for the Aladdin Improvements with respect to the Construction covered by such Plans and Specifications.

            Redeveloped Aladdin. "Redeveloped Aladdin" is defined in Recital F.

            Release. "Release" shall mean that a specified easement, covenant and/or restriction under this REA, as both a Party's personal obligation and one running with the Party's Tract, shall have been terminated with respect to obligations accruing from and after those events described, and in the manner set forth, in Article 11.

            Released Party. "Released Party" is defined in Section 11.7(b).

            Retail Facility. "Retail Facility" is defined in Recital G.

            Second Scheduled Opening Date. "Second Scheduled Opening Date" shall mean that date by which the Music Hotel is scheduled to be first opened for business to the public, which shall mean that (a) all certificates of occupancy for the Music Hotel shall have been issued by the County, and (b) all design and construction work in the casino area of the Music Hotel has been completed and the casino is fully operational and guest rooms are ready to be occupied by guests. The Second Scheduled Opening Date shall in no event be later than the later of (i) six (6) months after the First Scheduled Opening Date and (ii) November 1, 2000.

            Separate Utility Line. "Separate Utility Line" is defined in Section 2.1(d).

            Site. "Site" is defined in Recital A.

            Site Plans. "Site Plans" shall mean those certain drawings, plans, specifications and criteria with respect to the development of the Redeveloped Aladdin on the Site which are identified on Exhibit "B" attached hereto and made a part hereof, as the same may be modified from time to time in accordance with this REA.

            Site Work. "Site Work" shall mean all Infrastructure Improvements, as well as the installation and construction of all above-and below-ground footings, girders, columns, braces, load-bearing walls, foundations and standard structural support elements necessary for the construction, support, structural integrity, enclosure and operation of Buildings and other improvements constituting the Redeveloped Aladdin except for the Music Hotel and the Central Energy Plant, and any replacement, substitution or modification thereof, all of which shall be designed, installed and constructed by an Aladdin Party or Parties, at its or their sole cost and expense, subject only to the Site Work Contribution defined and set forth in Section 4.5 of the Site Work Agreement.

            Site Work Agreement. "Site Work Agreement" is defined in Recital A.

            Suit. "Suit" is defined in Article 13.

            Termination Date. "Termination Date" shall mean the date on which this REA shall terminate, pursuant to the terms and provisions of Article 17.

            Theater for Performing Arts. "Theater for Performing Arts" shall mean that portion of the Aladdin Improvements designated as such on the Site Plans and the Plans and Specifications, which shall be leased to Aladdin Music pursuant to the terms of the Theater Lease.

            Theater Lease. "Theater Lease" shall mean that certain lease of the Theater for Performing Arts to be entered into between Aladdin Gaming, as lessor, and Aladdin Music, as lessee.

            Tract. "Tract" shall initially mean the land and/or air space comprising the Bazaar Site, the Gaming Site, the Aladdin Music Site, the Energy Site or the Optional Improvements Site, as applicable, together with the Buildings, Common Area and all other improvements of a Party now or hereafter located thereon. If at any time hereafter there is a Transfer of a Tract, then the Tract so transferred shall be deemed a separate Tract and the Person acquiring or leasing such Tract shall be deemed a Party hereunder, subject to the terms set forth herein; provided, however, that no parcelization or subdivision of a Tract (other than the Commercial Subdivision), or lease or license of space within the Redeveloped Aladdin by a Party shall alone be deemed to create a new Tract.

            Transfer; Transferor; Transferee. "Transfer" shall mean any voluntary transaction in which a Person ("Transferor") shall sell, lease, transfer or assign, other than for security purposes, all or substantially all of its interest in its Tract together with all of its rights under this REA to a Person or Persons ("Transferee") who shall expressly assume, by a duly executed and acknowledged written instrument in recordable form served on all Parties in accordance with Article 14, all of such Transferor's covenants, duties and obligations under this REA. Neither the execution of space leases with Occupants demising space in the Retail Facility, nor execution of the Parking Use Agreement shall be deemed a Transfer by Bazaar Company.

            Utility Lease. "Utility Lease" is defined in Recital E.

            Utility Lines. "Utility Lines" is defined in Section 2.3(a).

            Work. "Work" is defined in Section 9.6.

                                    ARTICLE 2

                                    EASEMENTS

            2.1 Definitions and Conditions. In this Article 2, each holder of an interest in a Tract grants to the holder(s) of an interest in every other Tract certain easements, subject to the terms and conditions contained herein. As used in this Article 2, the following definitions, terms and conditions shall apply:

                  (a) "Grantor" shall mean the Party granting an easement in this REA. An easement granted herein shall bind the Grantor and its successors and assigns, together with all Persons joining in, consenting to or subordinating to this REA, but only with respect to their respective interests in the Grantor's Tract, or portion thereof, each of which interest or portion shall be a servient tenement burdened with the easement, provided that where only a portion of the Tract or interest is bound and burdened by the easement, only that portion shall be deemed to be the servient tenement.

                  (b) "Grantee" shall mean the Party (and its successors and assigns) as to the Tract, or portion thereof, that is the dominant tenement benefitted by the easement. An easement granted in this Article 2 shall benefit only the dominant tenement (provided that where only a portion of the Tract is so benefitted, only that portion shall be deemed to be the dominant tenement) and Grantee with respect to its interest therein, except Grantee may permit its Permitees from time to time to use such easement; however, such permission shall in no way authorize use of the easement in excess of that set forth in this REA.

                  (c) The word "in" with respect to an easement granted "in" a particular Tract shall mean, as the context may require, "in," "to," "on," "over," "through," "across," "upon" and/or "under."

                  (d) "Separate Utility Line" shall mean a utility line, connection or facility that does not constitute a Common Area Utility Line or a Energy Provider Utility Line, or the portions thereof which extend into a particular Tract from a particular point of delivery, installed for the sole and exclusive use and benefit of any Buildings or Tracts comprising the Redeveloped Aladdin for the transmission of electrical power, heating, ventilation and air conditioning, natural gas, steam, chilled water, hot water, domestic water, fire protection water, storm drain, sanitary sewer, telephone service, cable television service, and other telecommunication services, which lines, connections or facilities shall be installed and maintained by the Party benefitting therefrom at such Party's sole cost and expense.

                  (e) "Common Area Utility Line" shall mean a utility line, connection or facility, or the portions thereof that extend to a particular point of delivery to a particular Tract, installed for the common use and benefit of all Buildings and Tracts comprising the Redeveloped Aladdin for the transmission of domestic water, fire protection water, storm drainage and sanitary sewage, which lines, connections or facilities Aladdin Gaming shall be responsible for installing pursuant to the Site Work Agreement. The Common Area Utility Lines will constitute Common Areas and will initially be as set forth on the Site Plans and the Plans and Specifications.

                  (f) "Energy Provider Utility Line" shall mean a utility line, connection or facility, or the portions thereof that extend to a particular point of delivery to a particular Tract, installed for the common use and benefit of all Buildings and Tracts comprising the Redeveloped Aladdin for the transmission of chilled water, hot water and/or electricity, which lines, connections or facilities shall be installed and maintained by Energy Provider pursuant to (i) the Energy Lease, (ii) that certain Development Agreement between Aladdin Gaming and Energy Provider dated as of December 3, 1997, (iii) that certain Guaranty dated as of December 3, 1997 by Unicom Corporation to and for the benefit of Aladdin Gaming, (iv) those certain Energy Service Agreements to be entered into between Energy Provider and the other Parties and (v) that certain Coordination Agreement to be entered into among Aladdin Gaming, Bazaar Company and Aladdin Music ((i) through (v) collectively, the "Energy Provider Agreement").

                  (g) All easements granted in this REA are appurtenant and not in gross. Unless provided otherwise herein, all easements are nonexclusive, irrevocable and shall terminate on the Termination Date. Notwithstanding anything to the contrary contained herein, no easement shall be deemed to be granted and/or no easement shall be permitted to be used, if or while the grant or use of such easement, as applicable, would violate any law, statute or regulation of the County or any other governmental authority claiming jurisdiction over the Site.

                  (h) All easements granted hereunder shall exist by virtue of this REA, without the necessity of confirmation by any other document. Likewise, upon the termination of any easement (in whole or in part) by expiration or Release, the same shall be deemed to have been terminated without the necessity of confirmation by any other document. However, at the request of any other Party, each Party shall execute and acknowledge a document memorializing the continued existence (including the location and any conditions thereon) or the termination (in whole or in part) of any easement, provided each Party approves the form and substance of such document pursuant to Article 18. Moreover, the Parties hereby agree to cooperate with each other to terminate or modify easements affecting the Site as of the date hereof to the extent necessary to effect the intentions of the Parties under this REA, which cooperation shall include, but not be limited to, the execution and recordation of documents that implement such terminations and/or modifications.

                  (i) No grant of easement pursuant to this Article 2 shall impose any greater obligation on any Party to construct or maintain its Buildings other than as expressly provided in this REA.

                  (j) In its sole and absolute discretion, Grantee shall elect whether to exercise its right to use any easement granted to it. Except for easements granted pursuant to Sections 2.2, 2.7, 2.8, 2.11 and 2.14, prior to Grantee's entry onto Grantor's Tract in exercise of its easement rights, Grantee shall first obtain Grantor's consent to Grantee's proposed location, methods and schedule for such exercise, which consent shall not be unreasonably withheld or delayed, except as otherwise provided herein. Should Grantee elect to exercise any such easement right, Grantee covenants to use the easement with due care so as not to damage, injure or disturb any Person, any Party's Tract or any Party's operation of its business and Buildings. Further, Grantee covenants to construct, maintain, repair, operate, and restore and/or remove, at Grantee's sole cost and expense (except as provided in Section 2.3 with respect to the cost of Grantor relocating a utility easement), any facilities and improvements Grantee shall have installed in Grantor's Tract in connection with such use; provided, however, Grantee may elect at any time to discontinue its use of such easement, in which event Grantee (i) shall remove or, at Grantor's request, abandon all facilities and improvements previously installed in connection with such use, (ii) shall repair any damage to Grantor's Tract in connection therewith as required by Section 2.1(k) below and (iii) thereafter shall be Discharged from all further duties whatsoever with respect thereto.

                  (k) Grantee shall Indemnify Grantor and shall repair at Grantee's sole cost and expense the servient tenement in connection with Grantee's exercise of any of its easement rights. Without limiting the foregoing, Grantee shall repair, to such condition as existed prior to Grantee's exercise of such rights, all portions of the surface area or Buildings of the servient tenement that Grantee or its agents may have excavated, damaged or otherwise disturbed in exercising its easement rights.

                  (l) Each Party covenants and agrees that its exercise of the easements granted herein shall not unreasonably interrupt or unreasonably interfere with the Construction and/or business operations conducted by any other Party at the Redeveloped Aladdin and that its exercise of the easements granted herein shall be in a manner so as to avoid (i) causing any increase in the cost of Construction on any other Party's Tract or any part thereof, (ii) interfering unreasonably with any Construction Work being performed on any other Party's Tract, or any part thereof, or (iii) interfering unreasonably with the use, occupancy or enjoyment of any other Party's Tract, or any part thereof, by any other Permittee. Any use of such easements by Grantee, and Grantor's obligations in connection therewith, are subject to the provisions of Article 3 hereof.

                  (m) Each Party covenants and agrees that its exercise of the right to relocate easements granted herein shall not unreasonably interrupt or unreasonably interfere with the Construction and/or business operations conducted by the Grantor of such easement on its Tract.

                  (n) Each Party reserves the right to close off such portions of its Tract for such reasonable periods of time as may be legally necessary, in the reasonable opinion of its attorney, to prevent the acquisition of prescriptive rights by any Person or a dedication for a public purpose; provided, however, that prior to closing off any such portion of its Tract, as herein provided, such Party shall notify the other Parties of its intention so to do and shall coordinate such closing with the other Parties so that there shall be no unreasonable interference with the operation of the Redeveloped Aladdin.

            2.2 Easement: Automobile Parking, Vehicular and Pedestrian Access; Emergency Egress.

                  (a) Each Party hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to each other Party hereto as to its respective ownership or leasehold interest in its Tract, as applicable, as Grantee, for use by Grantee and Grantee's Permittees, a non-exclusive easement in such respective portions of the Common Area and Perimeter Access Areas of Grantor's Tract as have been identified on the Site Plans and the Plans and Specifications, or may be set aside, maintained and authorized under this REA for pedestrian and vehicular ingress and egress to and from Grantee's Tract.

                  (b) Bazaar Company, as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to each other Party hereto as to its respective ownership or leasehold interest in its Tract, as applicable, as Grantee, for use by Grantee and Grantee's Permittees, a non-exclusive easement in such respective portions of the Common Parking Area of Grantor's Tract as have been identified on the Site Plans and the Plans and Specifications, or may be set aside, maintained and authorized under this REA for passage and parking of vehicles. Bazaar Company, as Grantor, shall at all times provide Grantee access to the Common Parking Area. Each Grantee's use of the vehicular parking easement granted in this Section 2.2, and the Construction, maintenance, operation and/or restoration of the Common Parking Area by, and the other rights and obligations in connection therewith of, Bazaar Company are subject to the provisions of the Parking Use Agreement.

                  (c) Each Party hereto shall have the non-exclusive easement to use the exit stairways and walkways shown on the Site Plans and the Plans and Specifications for emergency egress purposes only, provided that in the event of construction, repair, demolition, casualty or similar circumstances one or more alternate means of egress may be provided.

                  (d) Each Grantor hereby reserves the right to eject or cause to be ejected from its Tract any Person who is not authorized, empowered or privileged to use such Tract under this REA.

                  (e) Bazaar Company, as Grantor, hereby grants to Aladdin Gaming as to its ownership interest in its Tract, as Grantee, for use by Grantee and its employees, a non-exclusive easement in such respective portions of Grantor's Tract as has been designated on the Site Plans and the Plans and Specifications (and as otherwise may be, set aside, maintained and authorized under this REA) for the pedestrian access and passage by Grantee and its employees from the Common Parking Area through the service corridor of the Retail Facility and to the Gaming Site.

            2.3 Easement: Utilities.

                  (a) Each Party hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to each of the other Parties hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantee, an easement in the Common Area of Grantor's Tract and in Buildings to the extent reflected on the Plans and Specifications for the Initial Planned Floor Area or as may be reasonably required, for the installation, operation, flow, passage, use, maintenance, repair, replacement, relocation, restoration and/or removal of Separate Utility Lines, Energy Provider Utility Lines and Common Area Utility Lines (collectively, "Utility Lines"). All Utility Lines, whether or not installed and/or relocated pursuant to the easements granted herein, shall be placed underground or within a structure reasonably approved by Grantor. The location (or relocation) of all easements granted by the Parties in this Section 2.3 shall be subject to the prior approval of the Grantor, which approval shall not be unreasonably withheld; provided, however, any Utility Lines shown on the Plans and Specifications which have been approved by Bazaar Company or Aladdin Gaming, as applicable, pursuant to the provisions of the Bazaar Lease or the Site Work Agreement, or approved by Aladdin Gaming pursuant to the Energy Provider Agreement, shall not require separate approval by the Grantor pursuant to the provisions of this REA.

                  (b) The Grantee of any of the Separate Utility Line easements shall be responsible as between the Grantor and Grantee thereof for the installation, maintenance, repair, restoration, relocation and/or removal of all such Separate Utility Lines installed pursuant to such grant. Grantee shall give Grantor at least fifteen (15) days written notice prior to Grantee's installation, maintenance, repair, restoration, relocation and/or removal of any such Separate Utility Line; provided, however, in the case of an emergency, Grantee may perform or cause to be performed any such Work (i) immediately after giving Grantor such advance written notice as is practicable under the circumstances, or (ii) immediately and without advance notice if the reasonably expected delay to be incurred by giving advance notice would unreasonably jeopardize persons or property; provided, further, however, that in the event of emergency Work permitted to be conducted without advance notice pursuant to clause (ii) above, Grantee shall give Grantor notice thereof as soon as practicable thereafter. Grantee shall perform all such Work without cost or expense to Grantor and in such a manner as to cause minimal disturbance to Grantor's and other Person's use of the Redeveloped Aladdin as may be practicable under the circumstances.

                  (c) All Energy Provider Utility Lines shall be installed, maintained, repaired, restored, relocated and/or removed by Energy Provider. Energy Provider shall give the other Parties at least fifteen (15) days written notice prior to Energy Provider's installation, maintenance, repair, restoration, relocation and/or removal of any such Energy Provider Utility Lines; provided, however, that in the case of an emergency, Energy Provider may perform or cause to be performed any such Work (i) immediately after giving the other Parties such advance written notice as is practicable under the circumstances, or (ii) immediately and without advance notice if the reasonably expected delay to be incurred by giving advance notice would unreasonably jeopardize persons or property; provided, further, however, that in the event of emergency Work permitted to be conducted without advance notice pursuant to clause (ii) above, Energy Provider shall give the Parties notice thereof as soon as practicable thereafter. Energy Provider shall use its reasonable efforts to perform all such Work in such a manner as to cause minimal disturbance to the use, operation, development and construction of the Redeveloped Aladdin as may be practicable under the circumstances. The cost of such Work shall be payable to Energy Provider by the other Parties pursuant to the Energy Provider Agreement.

                  (d) All Common Area Utility Lines shall be initially Constructed and installed by Aladdin Gaming pursuant to the Site Work Agreement. Thereafter, all Common Area Utility Lines shall be maintained, repaired, restored, relocated and/or removed by the Operator Party. The Operator Party shall give the other Parties at least fifteen (15) days written notice prior to the Operator Party's relocation, removal or, if such may result in the temporary cessation of service, maintenance of any such Common Area Utility Lines; provided, however, that in the case of an emergency, the Operator Party may perform or cause to be performed any such Work (i) immediately after giving the other Parties such advance written notice as is practicable under the circumstances, or (ii) immediately and without advance notice if the reasonably expected delay to be incurred by giving advance notice would unreasonably jeopardize persons or property; provided, further, however, that in the event of emergency Work permitted to be conducted without advance notice pursuant to clause (ii) above, the Operator Party shall give the Parties notice thereof as soon as practicable thereafter. The Operator Party shall use its reasonable efforts to perform all such Work in such a manner as to cause minimal disturbance to the use, operation, development and construction of the Redeveloped Aladdin as may be practicable under the circumstances. The cost of such Work shall be payable to the Operator Party by the other Parties pursuant to the Allocable Share of Common Costs.

                  (e) The Grantor of any utility easement granted under this
Section 2.3 shall have the right to relocate the same on its Tract at any time; provided that Grantor shall give Grantee thirty (30) days prior written notice thereof; and provided further, that such relocation (i) shall not interfere with or diminish the utility services to Grantee, (ii) shall not reduce or unreasonably impair the usefulness or function of such easements, (iii) shall not be relocated other than underground or within a structure reasonably approved by Grantee; and (iv) shall be performed at Grantor's sole cost and expense and without cost or expense to Grantee, including any increased cost of maintenance caused by such relocation. Notwithstanding clauses (i) and (ii) above, temporary interferences with and diminution in such services shall be permitted if they occur upon prior written notice and during Grantee's non-peak business hours and Grantor promptly reimburses Grantee for all of Grantee's direct cost, expense and loss (excluding, in the absence of Grantor's negligence, any consequential damages) resulting from such interferences and/or diminution in such services. Notwithstanding anything to the contrary set forth in this Section 2.3(e), any relocation of any utility easement permitted to be effected by a Grantor shall be subject to the reasonable approval of any non-Grantee Party (except Energy Provider) if said relocation would have a material and detrimental effect on such non-Grantee Party's owner ship, construction, leasing, financing, operation or restoration of its Tract.

                  (f) The Grantee of any utility easement granted under this
Section 2.3 shall have the right to relocate the same on Grantor's Tract at any time, subject to the reasonable approval of Grantor; provided that Grantee shall give Grantor thirty (30) days prior written notice thereof; and provided further, that such relocation (i) shall not interfere with or diminish the utility services to Grantor, (ii) shall not reduce or unreasonably impair the usefulness or function of Grantor easements or the business conducted by Grantor on Grantor's Tract, (iii) shall not be relocated other than underground or within a structure reasonably approved by Grantor; and (iv) shall be performed at Grantee's sole cost and expense and without cost or expense to Grantor, including any increased cost of maintenance caused by such relocation. Notwithstanding clauses (i) and (ii) above, temporary interferences with and diminution in utility services shall be permitted if they occur upon prior written notice and during Grantor's non-peak business hours and Grantee promptly reimburses Grantor for all of Grantor's direct cost, expense and loss (excluding, in the absence of Grantee's negligence, any consequential damages) resulting from such interferences and/or diminution in such services. Notwithstanding anything to the contrary set forth in this Section 2.3(f), any relocation of any utility easement permitted to be effected by a Grantee shall be subject to the approval of any non-Grantee Party (except Energy Provider), in such non-Grantee's sole and absolute discretion, if said relocation would have a material and detrimental effect on such non-Grantee Party's ownership, construction, leasing, financing, operation or restoration of its Tract.

            2.4 Easement: Construction. Each Party hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to each of the other Parties hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantee, an easement in Grantor's Tract (to the extent reasonably necessary for the Grantee's enjoyment or preservation of Grantee's improvements located on Grantor's Tract and in Grantor's Buildings), for the (i) installation, Construction and/or restoration of improvements to the Grantee's Tract and Buildings performed pursuant to this REA (including, without limitation, for staging areas, worker parking, hoist and crane locations, underpinnings and temporary safety closures); (ii) ingress, egress and access to said areas to perform said Work; and (iii) use and maintenance of the following:

                  (a) separate or common footings, girders, columns, braces, foundations and other standard support elements to a maximum lateral distance as set forth in the Site Plans and the Plans and Specifications for the purpose of supporting Building improvements of Grantee and party walls shared by Grantor and Grantee as may be necessary for the structural integrity and enclosure of adjacent or subjacent Buildings and any replacement, substitution or modification thereof as permitted by this REA; provided that, at the request of any Party, the applicable Parties shall prepare and record an agreement specifying the exact locations of such above-ground and underground footings, girders, columns, braces, foundations and other standard support elements, and provided further that the manner of attachment shall be designed in accordance with good Construction practice in the manner customary for such improvements and so as not to impose any load on Grantor's Building in excess of the loads contemplated in the Plans and Specifications for the Initial Planned Floor Area approved pursuant to the provisions hereof, unless otherwise approved in writing by Grantor and Grantee;

                  (b) canopies, roof and building overhangs, roof flashings, wing walls, awnings, signs, lights and lighting devices and other similar appurtenances, provided that all of the foregoing are attached to the Buildings of Grantee to a maximum lateral distance as set forth in the Site Plans and the Plans and Specifications or as otherwise consented to by Grantor, which consent shall not be unreasonably withheld; and

                  (c) electrical or similar vaults and HVAC supply or exhaust shafts above and below the surface of such Tract, to a maximum lateral distance as set forth in the Site Plans and the Plans and Specifications; provided, however, the precise locations of the items described in subparagraphs (a), (b) and (c) above must be shown in the Plans and Specifications for the Initial Planned Floor Area and approved pursuant to the provisions hereof or must otherwise be approved by Grantor. Upon completion of the Construction elements referred to in subparagraphs (a), (b) and (c) above and upon request of any Party, the Parties shall execute an agreement, in recordable form, appropriately identifying the nature and location of each such Construction element and the location of the easements granted in this Section 2.4, none of which shall thereafter be changed without the prior written approval of Grantor, which approval shall be at Grantor's sole and absolute discretion.

            The Parties hereto acknowledge that it is contemplated that the Music Hotel and the Optional Improvements, if any, will not be developed and open to the public until after the First Scheduled Opening Date. In connection therewith, each Party covenants and agrees that its exercise of the easements granted under this Section 2.4 shall not unreasonably interrupt or unreasonably interfere with the Construction and/or business operations conducted by any other Party at the Redeveloped Aladdin, it being understood that there is likely to be more interruption and interference during the Construction of the Music Hotel and Optional Improvements than might otherwise occur during normal business operations.

            2.5 Easement: Maintenance of Common Structural Supports. The Grantor of any easement in Section 2.4 covenants to Grantee that, if all or any part of Grantor's Building is removed or destroyed and Grantor does not restore the same, and if Grantor and Grantee shall have shared any foundations, footings, girders, columns, braces, party walls or load-bearing walls, then Grantor shall leave in place such structural support elements, or portions thereof not so removed or destroyed, to the extent necessary, for adjacent, lateral, and subjacent support and only for so long as that portion of Grantee's Building sharing such structural support elements, as originally constructed or as replaced under this REA, exists or is being restored. In the event Grantee shall desire that Grantor reconstruct or restore such structural support elements, the following provisions shall apply to Grantee's exercise of its easement under this Section 2.5. Following any such removal or destruction, to obtain Grantor's reasonable approval of common footings and foundations and other structural support elements which Grantee desires that Grantor construct or restore, Grantee shall furnish Grantor with all required live and dead load requirements, all column, anchor and beam conditions and locations, and all other information Grantor shall reasonably require with respect thereto. Upon Grantor's reasonable approval (which approval shall be deemed granted if not denied within fifteen (15) days after Grantor's receipt of the information set forth in the preceding sentence), Grantor shall perform all Construction, maintenance, repair or replacement of such footings and foundations and other structural support elements and Indemnify Grantee from all costs associated therewith; provided, however, that if Grantor does not perform all such Construction, maintenance, repair or replacement in a timely and diligent manner, then Grantee may perform the same at Grantor's sole and reasonable cost and expense if Grantee follows the self-help cure procedures set forth in Section 9.9 hereof. Grantor shall be under no obligation to perform any Construction, maintenance, repair or replacement of such footings and foundations and other structural support elements, if such damage has occurred after the termination of Grantor's restoration obligations set forth in Section
9.4 hereof; provided, however, that in such event Grantee shall have the right, at Grantee's cost and expense, to maintain, repair or replace such footings and foundations and other structural support elements on Grantor's Tract upon Grantor's reasonable approval (which approval shall be deemed granted if not denied within fifteen (15) days after Grantee's request therefor). Notwithstanding the foregoing, in the event of damage affecting more than one Party's Tract, and the affected Parties have each elected to restore their respective Tracts, the provisions of Section 9.4 hereof shall control such Parties' actions in connection with such restoration.

            2.6 Easement: Exterior and Accent Lights. Each Party hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to each other Party hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantee, an easement in such location as Grantor shall reasonably approve for the (a) installation, maintenance, repair, replacement and/or removal, at Grantee's sole cost and expense (including the cost of electricity), of exterior and accent lights, on such light standards and locations and at such levels of illumination as set forth on the Site Plans and the Plans and Specifications, to highlight the exterior of Grantee's Building, installed pursuant to this REA; and (b) ingress, egress and access to said area to perform said Work. All such exterior and accent lighting must be located and detailed as set forth on the Site Plans and the Plans and Specifications for the Initial Planned Floor Area, and any exterior or accent lights thereafter proposed to be installed by a Grantee shall be subject to Grantor's approval, at Grantor's sole and absolute discretion, as to location, type and character, and must be harmonious with existing exterior and accent lighting treatments. During Construction on Grantor's Tract in the vicinity of the easement, any Grantee of this easement shall, upon thirty (30) days prior written notice from Grantor, promptly remove all lights so installed by the Grantee from the area under Construction; provided, however, upon completion of such Construction, each Grantee shall have the right to reinstall said lights at Grantee's cost and subject to compliance with the above provisions.

            2.7 Easement: Truck Loading Areas. Each Party, as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to each other Party, as to its ownership or leasehold interest in its Tract, as applicable, as Grantee, an easement in that portion of the Grantor's Tract that borders those areas which have been designated on the Site Plans and the Plans and Specifications and/or Constructed, maintained, repaired or restored for purposes of truck dock parking, turn-around and loading/delivery areas, storage rack areas, and truck access areas serving Grantee's Tract, if and to the extent that Grantor's Tract borders such areas. All such truck loading areas shall be Constructed in accordance with the requirements of this REA, the Site Work Agreement and the Parking Use Agreement. Each Grantee's use of the easements granted in this Section 2.7, and Grantor's rights and obligations in connection therewith, are subject to the provisions hereof, the Parking Use Agreement and each Party's exclusive truck loading facilities designated as such on the Site Plans and the Plans and Specifications. The Parties hereby acknowledge that the easements granted in this Section 2.7 are granted for the sole purpose of permitting each Party the full use and enjoyment of said exclusive truck loading facilities, which facilities shall be maintained by the Party entitled to the exclusive use thereof.

            2.8 Easement: Encroachments. Each Party hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to each other Party hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantee, an easement for encroachments and maintenance thereof if and to the extent that:

                  (a) there are minor variations from the Plans and Specifications in the Construction of any of the Buildings occurring due to Construction accuracy, methods and/or techniques;

                  (b) there is minor settlement or shifting of any Buildings over time so that any part of a Building encroaches upon a part of an adjacent Tract; and

                  (c) there are canopies, roof and building overhangs, door swings, signs, light standards, or other similar encroachments as contemplated by the Plans and Specifications for the Initial Planned Floor Area, or as may otherwise be approved by Grantor, together with their replacements as such replacements may be reasonably modified.

Such easement for the maintenance of encroachments shall exist, as to a particular encroachment, only so long as the encroaching portion of the Building shall remain standing and in existence. Notwithstanding the foregoing, in no event shall an easement for any encroachment be created or maintained in favor of one Tract if such encroachment materially and adversely interferes with the use, operation and enjoyment of another Tract by its Occupants or Permitees. Nothing contained herein shall in any manner be construed as diminishing, or be deemed to constitute a waiver of, any rights of a Grantor resulting from a Grantee's failure to construct its Buildings within its respective Tract in strict accordance with the Plans and Specifications therefor, and this encroachment easement shall not relieve or excuse a Grantee from exercising all due diligence to Construct its Buildings within the boundaries of such Grantee's Tract.

            2.9 Easement: Roof. Each Party as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to each other Party (except Energy Provider) as to its ownership or leasehold interest in its Tract, as applicable, as Grantee, an easement for the usage of any of Grantor's roof space for the Construction, maintenance, repair, replacement and/or removal, at Grantee's sole cost and expense, of such telecommunication and ventilation equipment as may be reasonably necessary or required for the benefit of Grantee's Tract (but excluding telecommunications or other equipment installed by third parties pursuant to a lease or license executed by Grantee), subject to the reason able approval of Grantor (it being understood that, with respect to visible items installed pursuant to this Section 2.9, said items must be properly and attractively screened).

            2.10 Easement: Setbacks. Each Party hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to each of the other Parties hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantee, an easement to the extent required by and for the purpose of complying with any setback requirement imposed by applicable law or private covenants, conditions and restrictions affecting the Site as of the issuance of building permits for the Initial Planned Floor Area and the Music Hotel. To the extent reflected on the Plans and Specifications for the Initial Planned Floor Area, Grantor further agrees not to construct, place or otherwise permit to be maintained any Building within such setback area in a manner which would violate any such setback restrictions. Nothing contained herein shall require a Grantor to relocate any Building constructed on its Tract in compliance with such initial setback restrictions to allow for a setback easement described herein due to changes in any applicable law or the decision to develop the Optional Improvements.

            2.11 Easement: General Integration, Maintenance and Development. Each Party hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to each of the other Parties hereto as to its ownership or leasehold interest in its Tract, as applicable, as Grantee, easements at any level above or below the ground to the extent to which such easements may be required to comply with any provision of applicable law with respect to ingress or egress in the event of fire or other emergency, maintenance of Grantee's Buildings, or as otherwise may be reasonably necessary to carry out the Construction, repair, operation, and restoration of Grantee's Buildings; provided, however, that the location of any such additional easements shall be governed by the provisions of Section 2.1(m) hereof pertaining to the location or relocation of easements; and provided, further, that with respect to any such additional easements, Grantee shall not, pursuant to Section 2.1(l) hereof, unreasonably interrupt or unreasonably interfere with the Construction and/or business operations conducted by Grantor on its Tract. Notwithstanding the foregoing, no Party shall be required to grant an easement hereunder if it is in any way adverse to that Party and the Party requesting the easement can comply with applicable laws or accomplish its purpose in another reasonable manner.

            2.12 No Dedication of Easements. Nothing contained in this Article 2, including the grant of any or all easements hereunder, shall be deemed to constitute a dedication of any Tract or any portion or portions thereof to the County or any other governmental body, agency or entity or to the general public, or be construed to create any rights in or for the benefit of any Person not a Party, it being intended that this REA shall be strictly limited to and for the purposes herein expressed.

            2.13 Abandonment of Easements. Subject to the requirements of
Section 2.1(j), the easements granted in Article 2 and any improvements constructed in the exercise thereof, may be (a) abandoned by the Grantee at any time by Grantee's notice given to Grantor (together with the written joinder in such abandonment by the fee owner and any ground lessee of Grantee's Tract); or
(b) terminated by Grantor after the Termination Date of this REA, if not terminated by their own terms, because the use thereof, including the use of facilities therein, shall have ceased for a period of two (2) years and prior to the resumption of use (i) Grantor shall have notified the then record owner of the fee or leasehold estate constituting the dominant tenement that such easement has been abandoned, (ii) Grantor shall have caused to be recorded in the Recorder's Office in the County an affidavit that such abandonment has taken place and that such notice has been properly given, and (iii) within ninety (90) days after such notice, any such record owner shall have failed to record in such Recorder's Office an affidavit that the Grantee has in fact used such easement within such two (2) year period. Any Person at any time acquiring an interest in any Tract after the first such affidavit described above has been placed of record (provided such affidavit and recording shall have been made after the Termination Date as provided in subsection (b) above) shall be entitled to rely on such failure to record an affidavit of use within such ninety (90) day period as conclusive evidence that such easement has been abandoned and terminated.

            2.14 Granting of Easements to Utility Companies.

                  (a) Aladdin Gaming is hereby authorized by the other Parties hereto to convey any utility easements in the Gaming Site, the Optional Improvements Site and the Energy Site to Energy Provider, public utility companies or to any municipal or other similar governmental agency requesting the execution and delivery of a written easement agreement prior to the First Scheduled Opening Date and subject and pursuant to the terms of the Site Work Agreement, so long as Aladdin Gaming, in the exercise of its reasonable business judgment, determines that the granting of such easements would not have a material adverse effect on the Parties.

                  (b) Bazaar Company is hereby authorized by the other Parties hereto to convey any utility easements in the Bazaar Site to public utility companies or to any municipal or other similar governmental agency requesting the execution and delivery of a written easement agreement prior to the First Scheduled Opening Date and subject and pursuant to the terms of the Site Work Agree-ment, so long as Bazaar Company, in the exercise of its reasonable business judgment, determines that the granting of such easements would not have a material adverse effect on the Parties.

                  (c) Aladdin Music is hereby authorized by the other Parties hereto to convey any utility easements in the Aladdin Music Site to public utility companies or to any municipal or other similar governmental agency requesting the execution and delivery of a written easement agreement prior to the Second Scheduled Opening Date, so long as Aladdin Music, in the exercise of its reasonable business judgment, determines that the granting of such easements would not have a material adverse effect on the Parties.

            2.15 Easement: Monorail. Aladdin Gaming shall have the right but not the obligation, at any time to Construct, operate, alter, maintain and/or remove a monorail and monorail stop to carry pedestrians and Permittees to and from the Redeveloped Aladdin (the "Monorail") as such Monorail may be permitted by the authorities of the County. In the event that Aladdin Gaming Constructs the Monorail, Aladdin Gaming shall use commercially reasonable efforts (at no significant cost to Aladdin Gaming) to provide a Monorail stop that provides access into the Music Hotel. Subject to the other provisions of this Article 2, each Party as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to Aladdin Gaming as to its ownership or leasehold interest in its Tract, as applicable, as Grantee, an easement in Grantor's Tract, for the Construction, operation, maintenance and removal of such Monorail which may have supports located on a portion of the Gaming Site, the Bazaar Site and/or the Music Site. The Monorail shall be deemed to be a part of the Common Area and the costs of the Construction, operation and maintenance thereof shall be subject to an equitable allocation among the Parties as mutually approved by the Parties.

            2.16 Easement: Signs.

                  (a) Each Party as to its ownership or leasehold interest in its Tract, as applicable, as Grantor, hereby grants to each other Party (except Energy Provider) as to its ownership or leasehold interest in its Tract, as applicable, as Grantee, an easement for signs and posters advertising the Aladdin Hotel and Casino, the Retail Facility, the Music Hotel or events in any of the foregoing at such locations as are then used for such posters or advertising and at the locations designated for same on the Site Plans and the Plans and Specifications, subject to the reasonable approval of Grantor.

                  (b) Aladdin Gaming, Bazaar Company and Aladdin Music shall be entitled to have their respective Names on signs designating the Aladdin Hotel and Casino, the Retail Facility and the Music Hotel, respectively, over certain doors, gates and at certain other locations on each other Party's Tract, subject to the approval of the Plans and Specifications for such signage, as set forth in Section 3.1 hereof. The location and approximate size of all signs referred to in this clause are designated on the Site Plans and the Plans and Specifications.

                  (c) Aladdin Gaming, Bazaar Company and Aladdin Music shall be entitled to have their respective Names on signs designating the Aladdin Hotel and Casino, the Retail Facility and the Music Hotel, respectively, at certain locations in the Common Areas, subject to the approval of the Plans and Specifications for such signage, as set forth in Section 3.1 hereof. The location and approximate size of all signs referred to in this clause are designated on the Site Plans and the Plans and Specifications.

                  (d) Each Party which erects signs and posters pursuant to this
Section 2.16 shall maintain such signs and posters in good condition and repair and the erection, maintenance and repair thereof shall be performed at such Party's sole cost and expense.

                                    ARTICLE 3

                       CONSTRUCTION OF REDEVELOPED ALADDIN

            3.1 General Covenants and Background. The Parties agree that the Construction of the Aladdin Improvements, the Bazaar Improvements, the Music Hotel, the Central Energy Plant and any Optional Improvements shall be accomplished in accordance with the requirements of the Site Work Agreement and this REA, as applicable. As used in this REA, "Construction" means initially installing or constructing upon, performing maintenance upon, making repairs to, constructing alterations, additions and improvements, and/or razing, replacing and restoring the whole or any part of the Buildings in accordance with the provisions of this REA. All references to the Plans and Specifications refer to those plans and specifications which have been attached hereto as Exhibit C, as the same may be modified from time to time, pursuant to the procedures hereinafter described. Any changes to the Plans and Specifications requested by a Party which involve physical changes to another Party's Tract (except Energy Provider's), other than de minimis changes which have no adverse effect, must be consented to by such other Party(ies), in their sole discretion. For the purposes of this Section 3.1, "adverse effect" means a materially detrimental effect on the ownership, construction, leasing, financing, operation or restoration of a Party's Tract or improvements thereon. Any changes to the Plans and Specifications requested by a Party which have a direct adverse effect on (a) another Party's Tract (except Energy Provider's), (b) the Site Work, (c) the Common Areas, or (d) the Quality of Development and Planning for the Redeveloped Aladdin, shall be subject to the reasonable approval of the non-requesting Party(ies) (except Energy Provider), which approval shall be deemed granted if not denied within ten (10) business days following a request therefor. Any changes to the Plans and Specifications requested by a Party which do not have a direct adverse effect on those items enumerated in clauses (a) through (d) above, but which are material and substantial in nature, are subject to the reasonable approval of the non-requesting Party(ies) (except Energy Providers), which approval shall be deemed granted if not denied within ten (10) business days following a request therefor. Any changes to the Plans and Specifications requested by a Party which involve physical changes to any Tract other than to the Gaming Site, other than de minimis changes which have no adverse effect, shall be subject to the reasonable approval of Aladdin Gaming, which approval shall be deemed granted if not denied within ten (10) business days following a request therefor. The approval rights of Aladdin Gaming set forth in this paragraph shall be effective at such time as Aladdin Bazaar Holdings, LLC is not an Affiliate (disregarding for the purposes of this Section 3.1 the second sentence of the definition of the term "Affiliate") of Aladdin Gaming.

            Within ten (10) business days after the submission of such Plans and Specifications, the Party affected by such Construction, if and to the extent any approval is applicable as set forth herein, shall notify the constructing Party whether the same are approved or disapproved in accordance with Article 18, specifying the reason therefor if disapproved. If such Party shall disapprove the modified Plans and Specifications, such Parties shall attempt to resolve any disagreements by consulting with each other and their respective architects, engineers or consultants as soon as reasonably possible, and if such Parties are unable to resolve any such disagreements, any Party to the disagreement may elect to resolve the disagreement by arbitration pursuant to the expedited arbitration procedure set forth in the Site Work Agreement if such Work is to be performed prior to the Second Scheduled Opening Date and otherwise pursuant to the procedure set forth in Article 12 hereof.

            The failure of any Party to exercise its approval rights within the time periods set forth in this Section 3.1 shall be deemed approval with respect to the Plans and Specifications theretofore submitted.

            3.2 Workmanship. Each Party agrees that all Construction to be performed hereunder by such Party during the term of this REA shall be done in a good and workmanlike manner and in accordance with good construction practice, with new, first-class materials and in compliance with all applicable laws, rules, ordinances, regulations, orders, requirements of all federal, state and municipal governments and all licenses, approvals, permits, variances, entitlements and certificates of occupancy and in substantial compliance with the Plans and Specifications for the same which have been approved by the other Party to the extent required by Section 3.1 above. Subject to the Site Work Agreement, each Party shall pay all costs, expenses, liabilities and liens arising out of or in any way connected with its Construction, including without limitation all costs to repair any Buildings or property of the other Party damaged as a result of such Construction. Upon demand, each Party shall deliver to the other Party copies of those items submitted to such Party's Mortgagee evidencing (i) completion of such Party's Work hereunder in compliance with the approved Plans and Specifications for such Party's Buildings, if applicable, and all applicable laws, ordinances, regulations and rules, and (ii) payment of all costs, expenses, liabilities and liens arising out of or in any way connected with such Construction and (iii) discharge of all liens of record, or contested and bonded, in which event any judgment or other process issued in such contest shall be paid and discharged before execution thereof. Nothing contained herein shall be deemed to prohibit a lien created by a Mortgage on a Tract.

            3.3 Coordination. Each Party shall use all reasonable efforts to cause its Project Architect/Engineer and Project Contractor to cooperate and coordinate such Party's Construction with the Project Architect/Engineers and Project Contractors and Construction of the other Parties to the extent reasonably practicable in order to achieve the objectives set forth in Sections
3.1 and 3.2.

            3.4 Interference During Construction. Each Party agrees to perform its respective Work (and to cause such Party's Permittees to perform such Work) in a manner so as to avoid (a) causing any increase in the cost of Construction on any other Party's Tract or any part thereof, (b) interfering unreasonably with any Work being performed on any other Party's Tract, or any part thereof, or (c) interfering unreasonably with the use, occupancy or enjoyment of any other

Party's Tract, or any part thereof, by any other Permittee. In furtherance of the obligation set forth in clause (c) of the preceding sentence, the constructing Party and/its Permittees shall exercise commercially reasonable efforts to (i) minimize the amount of dust caused by its Construction activities, (ii) utilize secondary access routes for all deliveries of Construction equipment and supplies to minimize disruption to the other Parties' business operations and (iii) to the extent deliveries of Construction equipment and supplies are not able to be made on secondary access routes, to the extent feasible, schedule such deliveries at non-peak business hours and days to minimize disruption to the other Parties' business operations.

            3.5 Optional Improvements and Music Hotel. (A) If and when Aladdin Gaming elects to Construct any of the Optional Improvements, and before Aladdin Music begins to Construct the Music Hotel, the Constructing Party shall so notify the other Parties (except Energy Provider), which notification shall be accompanied by such program requirements and conceptual plans and drawings as the Constructing Party may have prepared at such time. (B) If and to the extent that the Construction or Optional Improvements would require physical changes to the Bazaar Site or the Gaming Site, other than de minimis changes which have no adverse effect (as such term is used in Section 3.1 hereof), such changes must be approved by the Party (or Parties, other than Energy Provider) whose Tract is so affected, in such Party's sole discretion. (C) If and to the extent that the Construction or the Optional Improvements have a direct adverse effect on (a) the Bazaar Site or the Gaming Site, (b) the Work at the Bazaar Site or the Gaming Site, (c) the Common Area, or (d) the Quality of Development and Planning for the Aladdin Improvements, such Construction shall be subject to the reasonable approval of the affected Party or Parties (other than Energy Provider), which approval shall be deemed granted if not denied within twenty
(20) days following a request therefor. (D) If and to the extent that the Construction Optional Improvements would not have a direct adverse effect on those items enumerated in clauses (a) through (d) above, but are material and substantial in nature, the Construction shall be subject to the reasonable approval of the other Parties (except Energy Provider), which approval shall be deemed granted if not denied within fifteen (15) days of a request therefor. (E) At least thirty (30) days prior to the commencement of any material Construction of the Music Hotel or any Optional Improvements or restoration thereof by any Party, and in addition to compliance with other relevant provisions of this REA, such Party shall cause its Project Architect/Engineer to submit to the other Parties the following to the extent necessary or applicable: (a) a plot plan of the Site affected by the Music Hotel or Optional Improvements showing (i) the Buildings, (ii) the Common Area, (iii) utility connections, (iv) contractors' staging areas, (v) material and equipment storage areas, (vi) Construction shacks and other temporary improvements, (vii) access routes which the constructing Party agrees to require its Construction personnel to use during the course of such Construction or reconstruction, and (viii) workmen's parking area; (b) a time schedule in reason able detail indicating the approximate date or dates upon which the constructing Party shall commence, continue and cease using the affected portions of the Site for the Construction of the Music Hotel or any Optional Improvements; and (c) any material changes to the zoning or use permits affecting the Site. Within fifteen (15) or twenty (20) days, as applicable, after the submission of such plans and specifications for the Music Hotel or Optional Improvements, the Party affected by such Construction (other than Energy Provider), shall, to the extent such approval is applicable as set forth herein, notify the constructing Party whether the same are approved or disapproved in accordance with Article 18, specifying the reason therefor if disapproved. If such Party shall disapprove the plans and specifications for the Music Hotel or the Optional Improvements, such Parties shall attempt to resolve any disagreements by consulting with each other and their respective architects, engineers or consultants as soon as reasonably possible, and if such Parties are unable to resolve any such disagreements, any Party to the disagreement may elect to resolve the disagreement by arbitration pursuant to the expedited arbitration procedure set forth in the Site Work Agreement if such Work is to be performed prior to the Second Scheduled Opening Date or pursuant to the procedure set forth in Article 12 hereof. The failure of any Party to exercise its approval rights within the time periods set forth in this Section 3.5 shall be deemed its approval.

            3.6 Mechanic's Liens. In the event any mechanic's lien is filed against the Tract of any Party (referred to in this Section 3.6 as the "Liened Party"), the Party who ordered or contracted for the Work or materials on account of which the lien was filed (referred to in this Section 3.6 as the "Contracting Party") hereby covenants for the benefit of the Liened Party either to pay the same and have it promptly discharged of record or to take such action as may be required reasonably and legally to object to such lien or to have such lien removed from such Tract but in all events to have such lien discharged prior to its foreclosure. Upon request of the Liened Party, the Contracting Party covenants to bond against and to Indemnify the Liened Party, its Mortgagee, and the title insurer of the Liened Party's Tract from such lien or furnish such security as may be required by law, or by any Mortgagee of the Liened Party, to remove, release and discharge such lien of record. For all purposes applicable to provisions of the statutory law of the State of Nevada, the Music Hotel, Common Parking Area, the

Retail Facility, the Central Energy Plant and the Aladdin Improvements shall each be deemed separate and distinct works of improvement, notwithstanding the integration of the Buildings constituting the Redeveloped Aladdin.

            3.7 Construction Bonds. If any Party is required by its Mortgagee to obtain, or otherwise elects to require its Project Contractor to obtain, payment and/or completion bonds in connection with the Construction of the Initial Planned Floor Area, the Central Energy Plant, the Music Hotel or any subsequent Optional Improvements, then such Party shall request that the other Parties (except Energy Provider) and their respective Mortgagees (except Energy Provider's Mortgagee) be named as additional obligees under such bonds, except that the rights of said additional obligees shall be subordinate to the Mortgagee's rights and the rights of the Party obtaining such bond; provided, however, that naming such other Parties as obligees under such payment and/or completion bonds shall be at reasonable cost to the Party obtaining such bond and is permitted by said Party's Mortgagee.

            3.8 Temporary Termination of Fire Service. In the event a Party is to perform any Construction or repair Work, including but not limited to the installation, modification or relocation of utility facilities pursuant to
Article 2, which shall require as an incident thereto the loss of operation of fire service in any Party's Building, the constructing Party, as a condition precedent to the commencement and continuation of such Construction, shall:

                  (a) notify the other Parties that fire service will be temporarily terminated at least forty-eight (48) hours prior thereto, which notice shall specify the Party is performing such Construction and the date or dates and hours such service shall be lost;

                  (b) obtain the prior written consent of the Parties in whose Building(s) such service shall be lost, which consent shall not be unreasonably withheld;

                  (c) perform all such Construction during non-peak business hours of (or such other hours as may be designated by) the Parties so affected;

                  (d) cause a fire watch to be posted and provide substitute fire protection measures acceptable to the other Parties, at the constructing Party's cost, during all periods when such fire service is not in operation; and

                  (e) comply with all requirements of County laws, codes and regulations.

            3.9 Indemnity. As to Work or materials ordered or contracted for by or on behalf of each Party or its agents, such Party covenants to Indemnify the other Parties and the Tracts of the other Parties from (i) claims of lien of laborers, materialmen and others arising from such Work performed or supplies furnished pursuant to such order or contract and (ii) all Claims arising from or as a result of the death of, or any accident, bodily injury, loss or damage whatsoever caused to any natural Person, or to the property of any Person, as shall occur by reason of the performance of any Work to be constructed or caused to be constructed by such Party.

            3.10 Submittal of As-Built Plans and Record Drawings. Within ninety
(90) days after each of the First Scheduled Opening Date, the Second Scheduled Opening Date and the completion of any Optional Improvements, as applicable, each Party shall cause its Project Architect/Engineer to prepare as-built plans and record drawings with respect to the Building constructed on its Tract and, after receipt thereof, shall deliver copies of same to the other Parties for their records.

            3.11 Self-Help Cure of Construction Defaults. If Bazaar Company fails to perform any of its Construction duties or obligations under this
Article 3 in connection with the Construction of the Common Parking Area within sixty (60) days after the applicable milestone dates for performance as indicated on the construction schedule for the Common Parking Area, any other Party may at any time give a written notice to Bazaar Company, setting forth the specific nonperformance. If such nonperformance is not corrected within thirty
(30) days after receipt of such notice, or if such nonperformance is such that it cannot be corrected within such time, then if Bazaar Company fails to commence the performance of such duties within such period and diligently prosecute the same to completion thereafter, then, in either such event, the Party giving such notice shall have the right, upon prior written notice, to perform same, including the right and temporary license to enter upon Bazaar Company's Tract to perform same, and Bazaar Company shall pay, on demand, the performing Party's reasonable costs thereof, with interest computed in accordance with Section 20.9(a) hereof, provided, however, these provisions shall be without prejudice to Bazaar Company's right to contest the right of the other Party's performance. All Work performed by such Party shall be performed in compliance with the Gaming Laws and this Article 3.

                                    ARTICLE 4

                        ALLOCABLE SHARES OF COMMON COSTS

            4.1 Payments.

                  (a) Except as may be otherwise noted in this REA, the maintenance, operation, repair and other Work required to be performed on the Common Area (the "Common Area Work") shall be performed by the Parties (individually, an "Operator Party" and collectively, the "Operator Parties") set forth on Schedule "I" hereto. Each Operator Party shall submit to all other Parties (except Energy Provider), at least thirty (30) days prior to the commencement of every Accounting Period, the reasonably estimated annual costs to be incurred by such Operating Party in the performance of its Common Area Work during the next Accounting Period (the "Budget") and each Party's Allocable Share of Common Costs with respect thereto (the "Estimated Cost Statement"). Notwithstanding the preceding sentence, each Operator Party shall submit the applicable Budget and Estimated Cost Statement with respect to the first Accounting Period as soon as reasonably possible following the recordation of this REA. Bazaar Company and/or Aladdin Gaming may object to the Budget within fifteen (15) days of its receipt thereof, in which event the objecting Party and Operator Party shall negotiate in good faith in an attempt to reach an agreement. Any Party (except Energy Provider) may object to the Estimated Cost Statement within fifteen (15) days of its receipt thereof, in which event the objecting Party and the relevant Operator Party shall negotiate in good faith to reach an agreement. If an agreement concerning the Budget and/or the Estimated Cost Statement is not reached within ten (10) days of an objection, then the objection shall be subject to the arbitration procedures set forth in Article 12 hereof; provided, however, that during such arbitration each Party shall pay its Allocable Share of Common Costs, as hereinafter provided, based upon the lesser of (x) the actual cost of the subject Common Area Work for the previous Accounting Period, plus ten percent (10%), or (y) the Estimated Cost Statement. The failure of an Operator Party to timely submit an Estimated Cost Statement shall not preclude the right of such Party to collect each Party's Allocable Share of Common Costs.

                  (b) Each Party shall pay its Allocable Share of Common Costs to the Operator Party on the first day of each month pursuant to the Estimated Cost Statement. Within ninety (90) days following the end of each Accounting Period, each Operator Party shall provide each other Party with a full, complete and itemized separate statement (the "Annual Statement"), together with reasonable supporting documentation, showing the actual Common Costs incurred by such Operator Party in the performance of its Common Area Work during such Accounting Period. The Annual Statement, and any Operator Party's books and records in connection therewith, may upon reasonable notice be audited by an independent accounting firm or real estate consultant retained by any Party at its sole cost and discretion. If any Party has paid more than its Allocable Share of Common Costs during any such Accounting Period with respect to such Common Area Work, such Party shall receive a credit toward its next payment(s) of its Allocable Share of Common Costs with respect to which such overpayment occurred. If any Party has paid less than its Allocable Share of Common Costs for such Accounting Period, then such Party shall pay the deficiency in its Allocable Share of Common Costs to the Operator Party entitled to same within thirty (30) days after receipt of the Annual Statement. At any time, any Operator Party, with the reasonable approval of the other Parties, may adjust the monthly estimated payments contained in the Estimated Cost Statement to more closely reflect actual expenses being incurred as Common Costs in order to reduce the magnitude of any year-end reconciliation. Any payment which is not timely made by a Party under this Section 4.1 shall bear interest from the date that is three (3) business days subsequent to such Party's receipt of a delinquency notice from an Operator Party until such payment is received by the Operator Party at the rate specified in Section 20.9 hereof. Any delinquent payment made by a Party and bearing interest pursuant to the preceding sentence shall include a late charge in the amount of five percent (5%) of the delinquent amount due.

            4.2 Resolution of Disputes. If a Party disagrees with an Operator Party's year-end reconciliation of the Allocable Share of Common Costs, such Party shall be entitled to object by written notice to such Operator Party within thirty (30) days of receipt of the Annual Statement. If the Parties cannot reach an agreement within thirty (30) days of such notice, the dispute shall be resolved by arbitration pursuant to the provisions of Article 12 hereof.

            4.3 Creation of Lien and Personal Obligation for Payment of Allocable Shares. Each Party hereby covenants for the benefit of every other Party hereto, regardless of whether such covenant is expressed in any deed to a Tract, that the delinquent amount of its Allocable Share of Common Costs and/or its Allocable Share of Real Estate Taxes, together with any late charges, Attorneys' Fees and interest due on any delinquent payment thereof, shall be a charge upon such Party's Tract and shall be a continuing lien upon such Tract, effective upon recordation of a notice of delinquency as provided herein. The total amount so due shall be the personal obligation of the Party owing such amount, and shall not pass to Transferees of such Party, but shall remain a personal obligation of such previous Party and shall remain as a lien and charge against the Tract of such previous delinquent Party. Notwithstanding the foregoing, no Mortgagee shall be liable for the payment of liens for Allocable Shares of Common Costs except those accruing after the Mortgagee obtains title to the Tract encumbered by its Mortgage pursuant to an Involuntary Transfer and liens of record prior to the recordation of the lien of such Mortgagee. Any such Involuntary Transferee shall take title to the Tract subject to the Mortgage free and clear of any claims and liens for unpaid Allocable Shares of Common Costs. Any such Involuntary Transferee who so acquires title to the Tract shall be liable for payment of Allocable Shares of Common Costs accruing after the date of such Involuntary Transfer. Following any such Involuntary Transfer, the Party owing such delinquent amount shall remain personally liable for the payment thereof.

            4.4 Adjustments to Allocable Share of Common Costs. The Common Costs allocable to each Tract shall be subject to equitable adjustment at such time as the Optional Improvements shall be developed by an Aladdin Party or a successor thereof. Upon such an adjustment to the Common Costs, the Operator Parties shall notify the other Parties of the new Allocable Share of Common Costs which shall be payable by each Party commencing on the first day of the succeeding month, provided such notification is delivered to each Party by the tenth day of the then current month. If a Party disagrees with the adjustment to the Allocable Share of Common Costs, such Party shall be entitled to object by written notice to the Operator Parties within thirty (30) days of receipt of such adjustment. If the Parties cannot reach an agreement within thirty (30) days of such notice, the dispute shall be resolved by arbitration pursuant to the provisions of
Article 12 hereof.

                                    ARTICLE 5

                              CENTRAL ENERGY PLANT

            5.1 Construction of Central Energy Plant. The Central Energy Plant will be designed and Constructed to perform in accordance with the specifications described in the Energy Provider Agreement and subject to the provisions of this REA. All Construction of the Central Energy Plant, including the maintenance, operation and restoration thereof, shall be performed without contribution from any Party, except to the extent specifically provided in the Energy Provider Agreement. Upon the expiration or termination of the Energy Provider Agreement, Aladdin Gaming shall make the Energy Site available for the Construction, renovation and operation of such facilities as may be necessary to provide sufficient electricity, chilled water and hot water to each of the Tracts. The Parties agree to cooperate in all reasonable respects to cause such facilities to be provided for the Site, and the plans and specifications for any such facilities and the operating agreements relating thereto shall be subject to the reasonable approval of the Parties (other than Energy Provider), which approval shall be deemed granted if not denied within fifteen (15) days following the request therefor.

            5.2 Purchase of Electricity, Chilled Water and Hot Water. Provided that the Central Energy Plant provides electricity, chilled water and hot water in accordance with the specifications and requirements described in the Energy Provider Agreement, each Party which is the owner of a Building located on the Site shall purchase electricity, chilled water and hot water in amounts sufficient to service such Building(s) from Energy Provider pursuant to the Energy Provider Agreement.

            5.3 Sale of Excess Electricity, Chilled Water and Hot Water. The sale to third parties of excess electricity, chilled water and/or hot water by Energy Provider shall be permitted only upon the terms and conditions set forth in the Energy Provider Agreement.

                                    ARTICLE 6

                         FLOOR AREA, USE, AND OPERATION

            6.1 Floor Area; First and Second Scheduled Opening Dates. Subject to force majeure as described in Article 10 and the satisfaction of the applicable conditions precedent contained in the Site Work Agreement, on or before the First Scheduled Opening Date, Aladdin Gaming covenants that it shall have completed Construction (as evidenced by issuance of certificates of occupancy by the County) of that portion of the Initial Planned Floor Area of the Aladdin Improvements that Aladdin Gaming is required to construct pursuant to this REA. Subject to force majeure as described in Article 10 and the satisfaction of the applicable conditions precedent contained in the Site Work Agreement, on or before the First Scheduled Opening Date, Bazaar Company covenants that it shall have completed Construction (as evidenced by issuance of certificates of occupancy by the County) of the Common Parking Area and the Retail Facility required to be constructed by Bazaar Company pursuant to this REA. Subject to force majeure as described in Article 10, on or before the Second Scheduled Opening Date, Aladdin Music covenants that it shall have completed Construction (as evidenced by issuance of certificates of occupancy by the County) of the Music Hotel required to be constructed by Aladdin Music pursuant to this REA. On or before the Final Completion Deadline, Energy Provider shall complete Construction of the Central Energy Plant required to be constructed by Energy Provider pursuant to the Energy Provider Agreement.

            6.2 Uses.

                  (a) Each portion of the Initial Planned Floor Area and the Music Hotel shall be operated in a manner consistent with the standards of a first-class facility, which standards shall be at least equivalent to the standards of the Mirage (as of the date of this REA), as to the Aladdin Hotel and Casino, the standards of Bally's (as of the date of this REA) as to the Music Hotel, and the standards of the Forum Shops (as of the date of this REA), as to the Retail Facility. The Parties agree that the Theater for Performing Arts shall be used to present events which are consistent with the first-class nature of the Redeveloped Aladdin.

                  (b) Bazaar Company agrees that the Retail Facility shall be used only for retail merchandising, restaurants, services and entertainment as are commonly found in first-class retail enclosed shopping centers and related incidental uses, including but not limited to a management/leasing office not exceeding eighteen thousand (18,000) square feet of Floor Area.

                  (c) Aladdin Gaming and Aladdin Music shall have the right to lease or use portions of the Aladdin Improvements and the Music Hotel, respectively, for retail purposes (whether or not such retail purposes would be


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

competitive with Occupants of the Retail Facility), including, but not limited to, restaurants, souvenir shops, spa facilities, and the like which are commonly found in first-class casinos and/or first-class hotels.

                  (d) The Parties shall install, maintain, repair and replace the landscaping on their respective Tracts (to the extent that said landscaping is not part of the Common Area to be maintained by an Operator Party) as required to keep the same in a first-class condition.

                  (e) The Parties shall use commercially reasonable efforts to employ or cause to be employed sufficient security and traffic control personnel to ensure the safety of all Permittees using the Tracts operated by such Parties.

            6.3 Limitation on Detrimental Characteristics. Notwithstanding any other provision of this REA, no use or operation shall be made, conducted or permitted on any part of the Site which is clearly objectionable to the development or operation of the Retail Facility, the Music Hotel or the Aladdin Improvements or which is inconsistent with the operation of a first-class shopping center, hotel and casino, as described in Section 6.2(a) above.

            6.4 Operation.

                  (a) Subject to Section 9.4 hereof, provided that Aladdin Gaming is using commercially reasonable efforts to operate the Aladdin Improvements, substantially similar in size to the gaming facility and hotel set forth on the Plans and Specifications, in a first-class manner in accordance with the provisions of Section 6.4(b) hereof, then Bazaar Company, subject to requirements of applicable laws and regulations, shall use commercially reasonable efforts to cause the Bazaar Improvements, substantially similar in size to the Bazaar Improvements set forth on the Plans and Specifications. (i) With respect to the Retail Facility and the retail tenants of the Bazaar Improvements (A) for the three year period beginning on the First Scheduled Opening Date, to be kept open to the general public at all times when any tenant of the Retail Facility is open for business but in any event at such times as the general business hours of the Forum Shops, and (B) subsequent to said three year period, to be kept open to the general public at all times that are industry standard for first-class mixed use casino-related shopping centers located on Las Vegas Boulevard, and (ii) to be operated and leased as a first-class themed entertainment center, in accordance with this REA. The common areas within the Retail Facility (as distinguished from the Common Area) shall remain open 24 hours a day, seven days a week, each and every day of the year, and shall be operated in a first-class manner consistent with the provisions of Section 6.4(f) hereof.

                  (b) Subject to Section 9.4 hereof, provided that (i) the Common Parking Area, substantially similar in size to the Common Parking Area set forth on the Plans and Specifications, is open to the general public and being operated in accordance with the Parking Use Agreement, and (ii) Bazaar Company is using commercially reasonable efforts to keep the Retail Facility, substantially similar in size as that set forth on the Plans and Specifications, open to the public and operated and leased as a first-class themed entertainment center in accordance with the provisions of Section 6.4(a) hereof, then Aladdin Gaming shall use commercially reasonable efforts to cause the Aladdin Improvements, substantially similar in size to the Aladdin Improvements set forth on the Plans and Specifications, (x) subject to requirements of applicable laws and regulations, and subject to practices which are industry standard for first class mixed use shopping-center related hotels and casinos located on Las Vegas Boulevard, to be kept open to the general public 24 hours a day, seven days a week, each and every day of the year, and (y) to be operated as a first-class hotel and casino, in accordance with this REA.

                  (c) Subject to Section 9.4 hereof, provided that (i) the Common Parking Area, substantially similar in size to the Common Parking Area set forth on the Plans and Specifications, is open to the general public and being operated in accordance with the Parking Use Agreement, and (ii) Bazaar Company is operating the Retail Facility, substantially similar in size as that set forth on the Plans and Specifications, open to the public and operated and leased as a first-class themed entertainment center in accordance with the provisions of Section 6.4(a) hereof, then, as of the Second Scheduled Opening Date, Aladdin Music shall use commercially reasonable efforts to cause the Music Hotel, substantially similar in size to the Music Hotel set forth on the Plans and Specifications, (x) subject to requirements of applicable laws and regulations, and subject to practices which are industry standard for first class mixed use shopping-center related hotels and casinos located on Las Vegas Boulevard, to be kept open to the general public 24 hours a day, seven days a week, each and every day of the year, and (y) to be operated as a first-class hotel and casino, in accordance with this REA.

                  (d) Energy Provider shall operate the Central Energy Plant pursuant to the Energy Provider Agreement.


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

                  (e) In addition, regardless of whether the Parties are operating their respective Buildings in accordance with the foregoing minimum requirements, all Parties hereto covenant and agree for the benefit of all Parties hereto to maintain all necessary Perimeter Access Areas to permit Occupants and Permitees access to and enjoyment of the Buildings of any other Party hereto which may be open for business to the general public.

                  (f) Subject to the provisions of this Section 6.4, all Common Areas of the Redeveloped Aladdin and the common areas within the Retail Facility shall be operated in a first-class manner comparable to the standards of the Forum Shops and be "fully opened" to the public for ingress and egress at all times 24 hours a day, seven days a week, each and every day of the year, except that (i) such areas need not be open at any time that none of the Aladdin Hotel and Casino, the Retail Facility and the Music Hotel is open for business, (ii) such areas need not be open prior to the First Scheduled Opening Date, and (iii) portions of such areas may be closed from time to time as required for repair and maintenance provided that at all times there is reasonable ingress and egress to each Tract of the Redeveloped Aladdin. "Fully opened" means, without limitation, that there shall be reasonably adequate security, adequate air conditioning, lighting and other utilities, consistent with first-class standards; and in general that at all hours such areas shall be maintained, but not necessarily staffed, in the same manner as when all stores are open for business.

                  (g) The Parties agree that each Party (except Energy Provider) shall have the right to sponsor and stage special events on their Tracts at the locations designated for same on the Site Plans and the Plans and Specifications. In the event that a Party schedules a special event in the Theater for Performing Arts or on any public areas on level 115 (as defined in the Plans and Specifications), such Party shall inform the other Parties (other than Energy Provider) at least thirty (30) days prior thereto and provide each of them with information with respect to the type of entertainment, proposed time and location of staging, planned security arrangements and expected turnout for the event. All such events shall be consistent with the first-class nature of the Redeveloped Aladdin. Any disputes relating to such events shall be resolved by arbitration pursuant to Article 12 hereof. The costs attributable to any such special event, including security, refuse disposal and janitorial staff, shall be at the sole cost and expense of the Party or Parties sponsoring such event. Nothing in this Section 6.4(g) shall be construed as granting approval rights to any Party.

                  (h) Forty-five (45) days prior to any Party's exercise of its right, if any, to cease compliance with the operational covenants set forth in subsections 6.4(a) through 6.4(c) above, as applicable, based upon the Default of another Party ("Cessation Right"), such non-Defaulting Party shall serve notice of such intention upon each of the other Parties (including, but not limited to, the Defaulting Party), which notice shall specify in reasonable detail the circumstances of the subject Default. If the Defaulting Party fails to Cure the Default specified in said notice, if any, or, if said Default cannot reasonably be Cured within the aforesaid forty-five day period, the Defaulting Party fails to diligently pursue said Cure within such period and until the subject Default is Cured, then the non-Defaulting Party may exercise its Cessation Right. The notice and Cure period required in this subsection 6.4(h) is a condition precedent to any Party's exercise of its Cessation Right. Subject to Sections 11.5 and 11.6 hereof, any Party's Cessation Right shall be terminated upon the Cure of the Default underlying same.

            6.5 Gaming Activities.

                  (a) Aladdin Gaming represents that neither Aladdin Gaming nor any member thereof nor any Affiliate of Aladdin Gaming nor any member thereof is unwilling or unable to file all necessary applications with the Gaming Authorities to obtain whatever gaming licenses that may be required of such Persons in connection with the Gaming Activities to be conducted in the Gaming Facilities in the Aladdin Improvements. To Aladdin Gaming's actual knowledge, no such Person has ever engaged in any conduct or practices which would cause such Person to be denied any gaming license that may be required by such Person. Without limiting the foregoing, no such Person has ever (a) been convicted of any felony, (b) had a civil or criminal record expunged or sealed by a court order, (c) received a pardon for any criminal offense, (d) held a privileged or professional license in any state and had any disciplinary action taken against him or her with respect to any such license, or (e) been refused a gaming license or been subject to a related fining of unsuitability or been refused a license for selling alcoholic beverages or been subject to a related finding of unsuitability or been a participant in any group which has been denied any such license or subject to such finding. Aladdin Gaming covenants to take all commercially reasonable actions in order that Aladdin Gaming shall be issued all necessary gaming licenses in order to conduct Gaming Activities in the Gaming Facilities in the Music Hotel as soon as reasonably possible following the recordation of this REA.

                  (b) Aladdin Music represents that neither Aladdin Music nor any member thereof nor any Affiliate of Aladdin Music nor any member thereof is unwilling or unable to file all necessary applications with the Gaming Authorities to obtain whatever gaming licenses that may be required of such Persons in connection with the Gaming Activities to be conducted in the Gaming Facilities in the Music Hotel. To Aladdin Music's actual knowledge, no such Person has ever engaged in any conduct or practices which would cause such Person to be denied any gaming license that may be required by such Person. Without limiting the foregoing, no such Person has ever (a) been convicted of any felony, (b) had a civil or criminal record expunged or sealed by a court order, (c) received a pardon for any criminal offense, (d) held a privileged or professional license in any state and had any disciplinary action taken against him or her with respect to any such license, or (e) been refused a gaming license or been subject to a related fining of unsuitability or been refused a license for selling alcoholic beverages or been subject to a related finding of unsuitability or been a participant in any group which has been denied any such license or subject to such finding. Aladdin Music covenants to take all commercially reasonable actions in order that Aladdin Music shall be issued all necessary gaming licenses in order to conduct Gaming Activities in the Gaming Facilities in the Music Hotel as soon as reason ably possible following the recordation of this REA.

                  (c) No Gaming Activities or gaming devices, cashless wagering systems or associated equipment (as such terms are defined in NRS Chapter 463) ("Gaming Equipment") shall be permitted in or on the Bazaar Site, except to the extent that Bazaar Company agrees to permit Aladdin Gaming to engage in Gaming Activities or to open a Gaming Facility therein in its sole discretion.

            6.6 Commercial Subdivision; Taxes and Assessments. The Parties agree to cooperate with each other to commercially subdivide the Site into separate legal tracts for the Gaming Site, the Optional Improvements Site, the Bazaar Site (with separate legal lots for each of the Retail Facility and the Common Parking Area), the Aladdin Music Site and the Energy Site (the "Commercial Subdivision"). Aladdin Gaming agrees to use commercially reasonable efforts to pursue the Commercial Subdivision at its own cost and expense and to commence such process as soon as reasonably practicable after the date hereof, but in any event so as to complete the Commercial Subdivision prior to the First Scheduled Opening Date. Until such time as the Commercial Subdivision shall be effected, the Parties agree to pay to Aladdin Gaming, within thirty (30) days of a request therefor (but in no event more frequently than quarterly), their respective allocable share of the real estate taxes and assessments levied against the Site (the "Allocable Share of Real Estate Taxes"), as such shares are set forth on Schedule "II" hereto. The Allocable Share of Real Estate Taxes shall be appropriately prorated with respect to the real estate tax year in which the recordation of this REA and the Commercial Subdivision occurs. After such time as the Commercial Subdivision is effected, each Party agrees that it will pay before delinquency, all real estate taxes and assessments, both general and special, which are levied or assessed against its Tract. Nothing herein contained shall be deemed to limit the right of a Party to contest the validity of any such taxes or assessments against its Tract by appropriate proceedings; provided, that such contest is made in good faith at such Party's own cost, and as long as neither title to the subject Tract, nor the rights, privileges and easements granted herein with respect thereto would be forfeited or released as a result of the continuing non-payment of such taxes. If a Party fails to comply with this Section 6.6, any of the other Parties, upon giving the Defaulting Party thirty (30) days' prior notice, may cure such failure and shall be entitled to reimbursement from the Defaulting Party in accordance with the terms of Section 20.9.

            6.7 Adjacent Land. The Parties agree that the parcel of land located on the northeast corner of the intersection of Las Vegas Boulevard South and Harmon Avenue (the "Adjacent Land") shall not be purchased by any Party or any Affiliate thereof without first notifying all other Parties (except Energy Provider). If any Party or Affiliate thereof purchases the Adjacent Land, the Parties agree that as of such purchase (a) the Adjacent Land and the then owner thereof shall become subject to all of the terms and conditions of this REA (b) the Construction of any improvements thereon shall be subject terms and conditions of Section 3.5 hereof (it being understood that all Parties (except Energy Provider) shall have approval rights in connection with such Construction to the same extent that Bazaar Company has approval rights over the Construction of the Optional Improvements) and (c) the Allocable Share of Common Costs will be equitably adjusted among the parties. If any Party performs Construction on the Adjacent Land, such Party hereby covenants that (x) such Construction shall be consistent with the architectural character of the Aladdin Hotel and Casino and the Retail Facility and (y) it shall use commercially reasonable efforts (at no significant cost to such Party) to minimize interference with the visibility of the Music Hotel from Las Vegas Boulevard resulting therefrom.

                                    ARTICLE 7

                             COVENANTS AGAINST WASTE

            7.1 Waste. Each Party covenants to the other Parties that it shall not commit or suffer any waste or damage to, or impairment of the value of, any Party's Tract in the use of the easements created herein or otherwise.

            7.2 Hazardous Substances. Each Party covenants to the other Parties that it shall not keep, use or store, or allow to be kept, used or stored, or discharge in any amount, any Hazardous Substances or any other hazardous or toxic substances on or in the Site, without the express prior written consent of the other Parties and all insurance companies which have issued any insurance on the Site or any portion thereof, provided, however, a Party may use Hazardous Substances (in quantities necessary for the activities conducted) in the business of operating each Party's Tract to the extent such use is in compliance with applicable laws and prudent Hazardous Substance handling procedures and such Hazardous Substances to the extent not fully used are properly and lawfully disposed of, without materially violating applicable laws, endangering human health and safety or impairing any portion of the Site. Each Party Indemnifies the others with respect to any Claims arising out of the breach of the foregoing sentence and from any damages resulting from a Party's use of Hazardous Substances which impairs such other Party's use of their Tract.

                                    ARTICLE 8

                          INDEMNIFICATION AND INSURANCE

            8.1 Indemnity. Each Party, as Indemnitor, covenants to Indemnify the other Parties, as Indemnitees, with regard to any and all Claims arising from such Indemnitor's operation, use or ownership of its Tract or arising from any event occurring on its Tract or any Default under this REA; provided, how ever, Indemnity under this Section 8.1 shall not be required if and to the extent the Claim underlying an Indemnitee's request for indemnity is of a type covered by "All-Risk" property damage insurance or by the insurance required to be carried under this Article 8 and the insurance carrier accepts tender of such Claim.

            8.2 General Liability Insurance. Throughout the term of this REA, each Party shall maintain through the Controlled Insurance Program, or otherwise shall cause to be maintained, in full force and effect, with a financially responsible insurance company or companies, commercial general liability (including public liability and property damage) insurance covering occurrences, accidents and incidents on the Tract in which such Party has an interest, that
(a) occur during the term of this REA (regardless of when the claim is filed), and (b) result in bodily injury, personal injury or death to any Person and/or damage or destruction of property. Said insurance shall have a combined single limit of liability per occurrence of not less than One Million Dollars ($1,000,000) on a primary basis and not less than One Hundred Million Dollars ($100,000,000) on an excess/umbrella basis, or such greater amounts as are typical for similar casino-hotel projects in Las Vegas and as such Parties may consider from time to time (but not more than once every three (3) years) and agree upon. By endorsements, such insurance policy shall provide coverage for liability arising from the premises, its operations, personal injury, completed operations, broad-form property damage liability, and broad-form contractual liability extending to the Indemnity given in Section 8.1. Each Party shall also maintain, or cause to be maintained, motor vehicle insurance with not less than Five Million Dollars ($5,000,000) combined single limit of liability per occurrence, which limit such Parties shall review periodically in the same manner as they shall review the general liability insurance coverage. In addition to the minimum requirements set forth in this Section 8.2, Energy Provider shall maintain the insurance coverages required pursuant to the Energy Provider Agreement.

            8.3 Property Insurance. Each Party shall maintain property damage insurance on its improvements with coverage amounts not less than the full replacement value thereof and as may be required by such Party's Mortgagee.

            8.4 Blanket Insurance. The Parties agree that the insurance described in this Article 8 may be provided in whole or in part through a policy or policies covering other liabilities and locations of the Parties or their respective Affiliates.

            8.5 Controlled Insurance Program. The Parties acknowledge that participation in the Controlled Insurance Program will not satisfy all of the insurance obligations of the Parties hereunder.

            8.6 Mutual Release; Waiver of Subrogation. Each Party covenants that it will, if generally available in the insurance industry, obtain for the benefit of each such released Party a waiver of any right of subrogation which the insurer of such Party may acquire against any such Party by virtue of the payment of any such loss covered by such insurance. In the event any Party is by law, statute or governmental regulation unable to obtain a waiver of the right of subrogation for the benefit of another Party, then, during any period of time when such waiver is unobtainable, said Party shall not have been deemed to have released any subrogated claim of its insurance carrier against such other Party, and during the same period of time such other Party shall be deemed not to have released the Party who has been unable to obtain such waiver from any claims it or its insurance carrier may assert which otherwise would have been released pursuant to this Section.

            8.7 Named Insureds. Each Party shall name the other Parties (a) as additional named insureds on general liability insurance policies held by such Party or such Party's contractors and (b) as an indemnitee under any indemnity clause in such Party's contractors' general liability insurance policies, if, in either event, such is obtainable without material additional cost to said Party. Each Party shall, upon the written request of another Party, provide such requesting Party with a copy of the insurance certificates evidencing the insurance required to be maintained by such Party under this REA.

                                    ARTICLE 9

                REPAIR, MAINTENANCE, ALTERATIONS AND RESTORATION

            9.1 Maintenance - Buildings. Each Party shall keep and maintain, or cause to be kept and maintained, in good order, first-class (as defined in Section 6.2(a) hereof, to the extent applicable) condition and repair, reasonable wear and tear excepted, and in accordance with all applicable laws, rules, ordinances, orders and regulations, all completed portions of such Party's Tract. Without limiting the generality of the foregoing each Party shall, with respect to such Party's Tract except with respect to the Common Area in which case the Operator Party shall:

                  (a) regularly clean the floor surfaces with appropriate finishing compounds and shall maintain them so that such surfaces remain smooth and evenly covered with surfacing material;

                  (b) remove all papers, debris, filth and refuse and wash or thoroughly sweep or vacuum surface areas;

                  (c) clean, repair and maintain all lighting fixtures and relamp and reballast them as needed;

                  (d) subject to Sections 2.6 and 2.16 hereof, maintain or cause to be maintained all signs, in a clean, orderly and first-class condition, including relamping and repairing as may be required;

                  (e) maintain and keep in a sanitary condition public restrooms and other common use facilities;

                  (f) clean, repair and maintain all mechanical systems, vertical transportation equipment, sprinkler and fire control systems, and mechanically actuated and manually operated doors;

                  (g) furnish necessary pest (including rodent) abatement controls;

                  (h) subject to Section 2.1(n), keep the Perimeter Access Areas and all other pedestrian and vehicular access areas within the Redeveloped Aladdin open to passage to the general public; and

                  (i) maintain and replace landscaping as necessary to maintain first-class condition.

            9.2 Maintenance - Common Parking Area. Bazaar Company agrees that it shall maintain the Common Parking Area in accordance with the provisions of the Parking Use Agreement.

            9.3 Alterations - Buildings and Common Area.

                  (a) Right to Alter. Following the date on which the Construction of the Initial Planned Floor Area is completed with respect to the

Gaming Site and Bazaar Site, and following the Second Scheduled Opening Date with respect to the Aladdin Music Site, changes and alterations to each Party's Tract shall be made subject to the following conditions: (i) any alterations requested by a Party which involve physical changes to another Party's Tract (other than Energy Provider's Tract), other than de minimis changes which have no adverse effect (as defined in Section 3.1 hereof), must be approved by any Party whose Tract is so affected, in such Party's sole discretion; (ii) any alterations requested by a Party which have a direct adverse effect on (a) another Party's Tract, (b) the Common Areas, or (c) the Quality of Development and Planning for the Redeveloped Aladdin, shall be subject to the reasonable approval of, with respect to clauses (a) and (b), the affected Party (except Energy Provider), and with respect to clause (c), Aladdin Gaming and Bazaar Company. Any alterations requested by a Party which do not have a direct adverse effect on those items enumerated in clauses (a) through (c) above, but which are material and substantial in nature, are subject to the reasonable approval of any affected Party (except Energy Provider). If any affected Party (except Energy Provider) shall disapprove any requested contemplated alterations, the requesting and affected Parties shall attempt to resolve any disagreements by consulting each other and their respective architects, engineers or consultants as soon as reasonably possible, and if such Parties are unable to resolve any such disagreements, any Party to the disagreement may elect to resolve the disagreement by arbitration pursuant to Article 12. For the purposes of this
Section 9.3(a), the term "adverse effect" shall have the meaning for such term set forth in Section 3.1 hereof.

                  (b) Right to Raze. Except as permitted by the Site Work Agreement, no Party shall be permitted to demolish or raze any Buildings located on its Tract in violation of the provisions of Article 6, including but not limited to Section 6.4 thereof, except as may be necessary prior to rebuilding the same following destruction or damage due to a casualty or condemnation pursuant to the provisions of Section 9.4 hereof. If any Party elects to demolish or raze any portion of its Buildings or Common Area located on its Tract which is not required to be operated in accordance with Article 6, such demolition shall be undertaken in a manner designed to minimize any disruption or inconvenience to the other Parties in the operation of their business, and thereafter that portion of the Site so leveled shall be maintained in a safe, sightly and dust-free condition appropriately landscaped to be consistent with the standards required in Section 3.1, until such Party which has demolished same shall elect to rebuild on such portion of the Site. In no event shall such demolition be undertaken in a way which would render unusable


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

any structural support easements or any of the other easements granted in
Article 2, except as may be permitted in strict accordance with the provisions of Article 2.

                  (c) Right to Re-open Access. In the event that access to and/or through the Tract of any Party is temporarily closed or impaired, the Party responsible for creating the impaired access shall open such access or provide alternate access to and/or through such Tract. If any Party fails to provide adequate access, any other Party may at any time give a written notice to the Party thus failing, setting forth the impaired access. If such access is not re-opened within three (3) days after receipt of such notice, or if such access cannot be reopened within such time, then if such Party fails to re-open the access within such period and diligently prosecute the same to completion thereafter, then, in either such event, the Party giving such notice shall have the right, upon prior written notice, to re-open the access, including the right and temporary license to enter upon the other Party's Tract to perform same, and such Party which has failed to perform shall pay the performing Party's reasonable costs thereof, provided, however, these provisions shall be without prejudice to such non-performing Party to contest the right of the other Party to re-open such access or expend such monies.

            9.4 Restoration of Buildings and/or Common Area. In the event of any casualty (which term shall include acts of God, fire, earthquake, flood, explosion or similar occurrences) or condemnation that results in damage or destruction to, or the taking of, less than substantially all of any Party's Tract, whether insured or uninsured, which damage, destruction or taking occurs during a time when such Party is required by this REA to be in operation, then such Party shall restore, repair and/or rebuild such Tract with all due diligence and in accordance with the Plans and Specifications therefor. All restoration, repair and/or rebuilding shall be performed in accordance with the applicable requirements of Article 3. If any Party desires to alter the improvements to be so repaired or restored, such Party shall comply with the provisions of Section 9.3(a) hereof. All costs and expenses of restoration, repair and/or rebuilding of the Buildings, Common Area and/or other improvements on a Party's Tract in excess of available insurance or condemnation proceeds shall be paid by said Party; provided, however, that with respect to the Common Parking Area, any such excess costs and expenses shall be allocated to all Parties in accordance with each Tract's proportionate share of parking spaces required in accordance with County laws, codes and regulations. Notwithstanding the foregoing, the Parties (other than Energy Provider) shall not have the obligation to restore their Tract if such


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

damage or destruction occurs more than twenty-five (25) years after the Second Scheduled Opening Date; provided, however, that if such damage or destruction affects the Common Parking Area and occurs at any time during the term of this REA, then the Common Parking Area shall be restored. In addition to the minimum requirements set forth in this Section 9.4, Energy Provider shall adhere to the restoration obligations required pursuant to the Energy Provider Agreement.

            9.5 Restoration of Improvements Not Covered by Section 9.4. Aladdin Gaming shall have no obligation to repair or restore any damage or destruction to any improvements constituting Optional Improvements; however, the provisions of Section 9.8 shall apply in the event a Party elects not to repair or restore any such damaged or destroyed improvements.

            9.6 Standards of Construction. A Party performing any restoration, repair, rebuilding, maintenance, alterations, additions or improvements (collectively called "Work") shall, to the extent applicable, strictly comply with the standards of construction set forth in Article 3 hereof and the following requirements:

                  (a) Such Work shall include leveling, paving, constructing proper exterior walls for what previously constituted common party walls, and creating reasonably useful entrances and exits that afford proper ingress to and egress between and among the Retail Facility, the Common Parking Area, the Aladdin Improvements and the Music Hotel.

                  (b) No Work shall be commenced unless the Party desiring to perform the same has in each instance complied with the appropriate provisions of this REA.

                  (c) If the Work is to a structure which is adjacent to a Party's Building, then during the performance of the Work the structure being restored, repaired and/or rebuilt shall be secured and temporarily enclosed in order to prevent conditioned air from escaping, and upon completion shall be physically integrated with such Party's Building.

                  (d) If the Work could reasonably be deemed to constitute a hazardous condition for Permitees or detract from the attractiveness of any Party's Buildings, then during the performance of the Work, an adequate and attractive


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

construction barricade or other protective device shall be placed around the structure being restored, repaired and/or rebuilt.

                  (e) All Work shall be performed in a good and workmanlike manner in accordance with good construction practice, strictly conforming to and complying with:

                        (i) The Plans and Specifications therefor approved to the extent provided in Section 9.4;

                        (ii) All applicable requirements of laws, codes, regulations, rules and underwriters, subject to the right of any Party to contest the validity or application thereof at its sole cost and expense;

                        (iii) As applicable, the requirements of any Mortgagee and the Plans and Specifications; and

                        (iv) As applicable, the provisions of Section 11.7.

                  (f) Except as herein provided to the contrary, all Work shall be completed at the sole cost and expense of the Party performing the same, and with due diligence.

            9.7 Licenses for Repairs, Maintenance, Alterations and Restoration. Each Party (hereinafter, the "Licensee") is hereby granted a temporary license to use portions of the Common Area for the purposes of performing maintenance upon, making repairs to, constructing alterations, additions and improvements, and/or razing, replacing and restoring the whole or any part of the Common Area and/or Buildings, as are permitted pursuant to this REA. Within a reasonable time prior to commencement of Work pursuant to said license, the Licensee shall submit to the other Parties (except Energy Provider) for their approval the following: a plot plan of the Site affected by the Work and a time schedule therefor, all in accordance with the provisions of Section 3.5 and the approvals provided for therein. At all times during any Licensee's use of a portion of the Common Area, as aforesaid, such Licensee shall comply with the applicable requirements of this REA, and, upon cessation of such use, shall promptly restore the portions of the Common Area so used to the same condition in which they existed prior to the time of commencement of such use, including the clearing of such area of all dirt, debris, equipment and Construction materials. The Licensee


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

shall also restore, at its sole cost and expense, any portions of the Site which may have been damaged as a result of such Construction promptly upon the occurrence of such damage and shall at all times during the period of any such Construction keep all portions of the Site, except the portions upon which said Construction is being performed and the portions of the Common Area being utilized by such Party pursuant to this Section, free from and unobstructed by any dirt, debris, equipment or Construction materials related to such Construction. Each Licensee covenants to Indemnify each other Party with regard to such Licensee's exercise of the license provided by this Section.

            9.8 Clearing of Building Site. Whenever a Party is not obligated hereunder to restore, repair and/or rebuild any Building that has been damaged, destroyed or taken by any casualty or condemnation and elects not to do so, then and in such event such Party shall raze such Building or such part thereof as has been so damaged or destroyed in accordance with the requirements of Section 9.3(b).

            9.9 Self-Help Cure of Maintenance and Restoration Defaults. If any Party fails to perform any of its duties or obligations under this Article 9, including but not limited to the obligations of certain Parties to maintain certain portions of the Common Area, any other Party may at any time give a written notice to the Defaulting Party thus failing, setting forth the specific nonperformance. If such nonperformance is not corrected within thirty (30) days after receipt of such notice, or if such nonperformance is such that it cannot be corrected within such time, then if such Defaulting Party fails to commence the performance of such duties within such period and diligently prosecute the same to completion thereafter, then, in either such event, the Party giving such notice shall have the right, upon prior written notice, to perform same, including the right and temporary license to enter upon the Defaulting Party's Tract to perform same, and the Defaulting Party shall pay, on demand, the performing Party's reasonable costs thereof (subject to the allocation provision of Section 9.4 hereof), with interest computed in accordance with Section 20.9(a) hereof, provided, however, these provisions shall be without prejudice to the Defaulting Party's right to contest the right of the other Party to make such repairs or expend such monies. All Work performed by such Party shall be performed in compliance with the Gaming Laws and Article 3 hereof and, notwithstanding anything herein to the contrary, shall be performed by such Party to the extent necessary to properly operate such Party's Tract and shall not be performed by such Party in order to effect a rebuilding or restoration of the Building on the Defaulting Party's Tract, except a rebuilding,


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repair or restoration of the Common Parking Area following damage or partial condemnation, which shall be permitted hereunder in the event that the Party responsible for the maintenance and operation of the Common Parking Area (a) fails to diligently pursue such rebuilding, repair or restoration within the ninety (90) day period following a casualty to the Common Parking Area or (b) fails for a period of sixty (60) days to meet milestones on the critical path of any construction schedule in connection with such rebuilding, repair or restoration. Notwithstanding anything hereinabove contained to the contrary, in the event that any Party in good faith deems that there is an emergency situation which threatens immediate injury to Persons or immediate damage to property, or material interference with access to or parking for a Party's Tract, such Party may, without the notice required above, but with such notice as is reasonable under the circumstances, cure any such Default.

            9.10 Lien. Any amount due under this Article 9 from the Defaulting Party to the other Party shall be a lien against the Tract of the Defaulting Party, effective upon and enforceable in accordance with Section 4.3 hereof.

            9.11 Article 9 Approvals. Except as otherwise provided herein, any approval required pursuant to this Article 9 shall be deemed granted if not denied within thirty (30) days after the approving Party's receipt of the requisite information and a request therefor and shall be subject to the terms and conditions of Article 18 hereof.

                                   ARTICLE 10

                                  FORCE MAJEURE

            10.1 Force Majeure. Except as otherwise expressly provided in this REA to the contrary, each Party shall be Excused from its duty to perform any covenant or obligation of this REA, except an obligation to pay any sums of money not expressly conditioned on any Party's performance of a covenant or obligation that has itself been Excused by this Section, in the event but only so long as the performance of any such covenant or obligation is prevented, delayed, retarded or hindered by any of the following: act of God, fire, earthquake, floods, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, action of


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labor unions, condemnation, requisition, laws, orders of governmental or civil or military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the respective control of such Party (other than the lack of or inability to procure funds to fulfill its covenants and obligations provided in this REA), including the timely performance by any Party (other than such Party) of its respective obligations under the Site Work Agreement. Notwithstanding any specific references in certain provisions of this REA to this Section, the absence of such specific reference in any other provision shall not be deemed to diminish the general applicability of this Section.

            10.2 Notice. In the event any Party claims Excuse from its duty to perform any covenant or obligation set forth in this REA due to any of the events of force majeure set forth in Section 10.1, such Party shall notify the other Parties of the occurrence of such event of force majeure within ten (10) days following the occurrence thereof. The provisions of Section 10.1 shall not be effective to Excuse any Party failing to give such notice from the performance of such covenant or obligation until such notice is given to the other Parties; provided, however, in no event shall the giving of such notice at any time following such ten (10) day period extend the period during which such Party is otherwise Excused beyond any maximum Excuse periods set forth in this REA.

                                   ARTICLE 11

                              DISCHARGE AND RELEASE

            11.1 Discharge on Transfer. Except as provided in Section 11.3, a Transferor shall be Discharged from and after the effective date of the Transfer from all of its unaccrued obligations hereunder, provided that all of the following conditions precedent are satisfied:

                  (a) Transferor shall have paid all amounts due and payable to the other Parties, and shall have performed all of its obligations accrued, as of said effective date;

                  (b) Transferor shall have given the other Parties notice of the Transfer; and


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

                  (c) Transferor shall have delivered to each other Party a written instrument in recordable form, duly executed and acknowledged by Transferee, whereby Transferee shall have expressly assumed all of the covenants, duties and obligations of Transferor under this REA from and after said effective date.

            11.2 Discharge on Involuntary Transfer; Condemnation. Subject to the provisions of Section 11.3, an Involuntary Transferor shall be Discharged from and after the effective date of the Involuntary Transfer from all of its unaccrued obligations hereunder, on condition that such Involuntary Transferor shall have paid all amounts due and payable to the other Parties by such Involuntary Transferor, and shall have performed all of its obligations accrued, as of said effective date. In the event of a condemnation of at least substantially all of a Party's Tract, such Party shall be Discharged from and after the effective date of the taking of title to or possession of such Tract, whichever first occurs, from all of its unaccrued obligations hereunder, on condition that such Party shall have paid all amounts due and payable to the other Parties by such Party, and shall have performed all of its obligations accrued, as of said effective date.

            11.3 Exceptions to Discharge. Neither a Transfer nor an Involuntary Transfer shall Discharge a Party from its initial Construction obligations under
Section 3.1. Further, neither a Transfer nor an Involuntary Transfer shall Discharge a Transferor or Involuntary Transferor from (i) amounts due and unpaid from such Transferor or Involuntary Transferor or (ii) accrued obligations of such Transferor or Involuntary Transferor, in either event, as of the date of such Transfer or Involuntary Transfer, and such Transferor or Involuntary Transferor shall not be Released from such obligations by such Transfer or Involuntary Transfer.

            11.4 Discharge of Mortgagee. A Mortgagee that acquires title to a Tract (or portion thereof) in an Involuntary Transfer shall subsequently be Discharged from and after the effective date of such Mortgagee's Transfer of its interest in said Tract provided it has performed all of its obligations that accrued during its period of ownership, and complies with Sections 11.1 (b) and
(c).

            11.5 Aladdin Gaming Released From Operating Covenants. Provided that Aladdin Gaming is not then in Default under this REA, the Bazaar Lease, the Site Work Agreement or the Parking Use Agreement, Aladdin Gaming shall be Released from its operating covenants under Article 6 and its Tract shall


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be Released from such operating covenants if Bazaar Company shall have failed to
Cure a material Default in the performance of any of its duties under Article 6 within one hundred twenty (120) days after notice to Cure from Aladdin Gaming, which failure shall constitute an Event of Default.

            11.6 Bazaar Company Released from Operating Covenants. Provided that Bazaar Company is not then in Default under this REA, the Bazaar Lease, the Site Work Agreement, or the Parking Use Agreement, Bazaar Company shall be Released from its operating covenants under Article 6 and its Tract shall be Released from such operating covenants if Aladdin Gaming shall have failed to Cure a material Default in the performance of any of its duties under Article 6 within one hundred twenty (120) days after notice to Cure from Bazaar Company, which failure shall constitute an Event of Default.

            11.7 Aladdin Music Released from Operating Covenants. Provided that Aladdin Music is not then in Default under this REA or the Music Lease, Aladdin Music shall be Released from its operating covenants under Article 6 and its Tract shall be Released from its operating covenants if Bazaar Company shall have failed to Cure a material Default in the performance of any of its duties under Article 6, within one hundred twenty (120) days after notice to Cure from Aladdin Music, which failure shall constitute an Event of Default.

            11.8 Excuse and Release From Restoration Covenants.

                  (a) Excuse. Each Party shall be Excused from its restoration covenants under Article 9 for so long as any other Party is Excused from and is not performing, or is in Default of, its restoration and/or operation covenants, in each case to the extent that and for so long as such nonperformance of such other Party interferes with the subject Party's ability to perform its obligations hereunder.

                  (b) Release. A Party (the "Released Party") shall be Released from its restoration covenants under Article 9 in each of the following circumstances:

                        (i) The Released Party shall be Released from said covenants if the Released Party has also been Released from its operating covenants under Section 6.4 hereof pursuant to Sections 11.5, 11.6, or 11.7 hereof.


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

                        (ii) The Released Party shall be Released from said covenants if the other Parties have not Cured their respective Defaults under said covenants after sixty (60) days notice from the Released Party.

            11.9 No Waiver. A Party's Excuse, Discharge or Release, or a Party's continued performance or operation after its Excuse, Discharge or Release or its service of a notice of Default or a notice to Cure shall not diminish such Excuse, Discharge or Release nor any rights of such Party under this REA, including any claim for damages, or constitute such Party's waiver of the effectiveness of the notice it shall have served.

                                   ARTICLE 12

                                   ARBITRATION

            12.1 Disputes Covered. Except where a Party may grant or withhold its consent or approval under the express provisions of this REA in its sole and absolute discretion, any dispute between the Parties involving any approvals hereunder, including those arising from lack of approval or disagreements over interpretation or application of such provisions, and any other disputes involving provisions of this REA shall be resolved by binding arbitration conducted in the manner described in this Article 12; provided, however, that any Party may seek prohibitory injunctive relief without first submitting the controversy to arbitration. Prior to the Second Scheduled Opening Date, the arbitration procedures set forth in Article VIII of the Site Work Agreement shall control, notwithstanding the fact that all the Parties are not parties to the Site Work Agreement.

            12.2 Arbitration Procedures.

                  (a) A Party seeking arbitration ("Demanding Party") shall deliver a written notice of demand to resolve dispute (the "Demand") to the other Party to such dispute ("Non-Demanding Party"), with a copy of the Demand delivered to all other Parties (except Energy Provider). The Demand shall include a brief statement of the Demanding Party's claim or controversy, the amount thereof, and the name of the proposed Arbitrator to decide the dispute ("Arbitrator"). Within ten (10) days after receipt of the demand, the Non-Demanding Party against whom a demand is made


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      shall deliver a written response to the Demanding Party. Such response shall include a short and plain statement of the Non-Demanding Party's defense to the claim and shall also state whether such Party agrees to the Arbitrator chosen by the Demanding Party. If the Non-Demanding Party fails to agree to the Arbitrator chosen by the Demanding Party, then such Non-Demanding Party shall state in its response the name of the proposed Arbitrator chosen by such non-Demanding Party as the proposed Arbitrator. If the Non-Demanding Party fails to deliver its written response to the Demanding Party within ten (10) days after receipt of the demand, or if the Non-Demanding Party fails to select in its written response a proposed Arbitrator, then the Arbitrator selected by the Demanding Party shall serve as the Arbitrator. An Arbitrator shall not be employed by any Party or its Affiliate, directly, indirectly or as an agent, except in connection with the arbitration proceeding. Any person appointed as an Arbitrator shall be knowledgeable and experienced in the matters sought to be arbitrated.

                  (b) The locale of the arbitration shall be in Las Vegas, Nevada at the offices of the American Arbitration Association or at such other location in Las Vegas, Nevada agreed to by the parties, or if the Parties cannot agree, at the Aladdin Hotel and Casino.

                  (c) If the Non-Demanding Party selects a proposed Arbitrator different than the Arbitrator selected by the Demanding Party, and such selection is indicated by the Non-Demanding Party in its written response to the Demanding Party made within ten (10) days after receipt of the demand, then the Parties shall, for ten (10) days after the Demanding Party's receipt of the Non-Demanding Party's written response to the demand, attempt to agree upon an Arbitrator. If the Parties cannot agree upon an Arbitrator within said ten (10) day period, then, on the application of the Demanding Party, a single neutral Arbitrator shall be appointed by the Eighth Judicial District Court of the State of Nevada in accordance with the provisions of NRS Section 38.055.

                  (d) The Arbitrator's powers shall be limited as follows: the Arbitrator shall follow the substantive laws of the State of Nevada, and the Rules of Evidence of Nevada, and his/her decision shall be subject to review thereon in accordance with the provisions of NRS Chapter 38 (the Nevada Uniform Arbitration Act).


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

                  (e) The costs of the resolution (including all reporter costs) shall be split among the Parties participating in the arbitration, provided, however, that such costs, along with all other costs and expenses, including attorney's fees, shall be subject to award, in full or in part, by the Arbitrator, in his/her discretion, to the prevailing party. Unless the Arbitrator so awards attorneys' fees, each Party shall be responsible for its own attorneys' fees.

                  (f) To the extent possible, the arbitration hearings shall be conducted on consecutive days, excluding Saturdays, Sundays and holidays, until the completion of the hearings.

                  (g) In connection with any arbitration proceedings commenced hereunder, any Party shall have the right to join any third parties in such proceedings in order to resolve any other disputes, the facts of which are related to the matters submitted for arbitration hereunder.

                  (h) The Arbitrator shall render her/his decision(s) concerning the substantive issue(s) in dispute in writing. The written decision shall be sent to the Parties no later than thirty (30) days following the last hearing date.

                  (i) All hearings shall be concluded within ninety (90) days from the day the Arbitrator is selected or appointed, unless the Arbitrator determines that this deadline is impractical.

                  (j) If any of the provisions relating to arbitration are not adhered to or complied with, any Party may petition the Eighth Judicial District Court of the State of Nevada, for appropriate relief in accordance with the provisions of NRS Chapter 38.

                  (k) Upon application of a Party to the Eighth Judicial District Court of the State of Nevada within one year of any award, the award of the Arbitrator may be confirmed and entered as a judgment in a court of competent jurisdiction. All arbitration conducted under this
      Article 12 shall be in accordance with NRS Chapter 38 and the rules of the American Arbitration Association situated in Las Vegas, Nevada to the extent such rules do not conflict with the procedures herein set forth. To the extent permitted by law, compliance with this Article 12 is a condition


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

      precedent to the commencement by any Party of a judicial proceeding arising out of any arbitratable dispute relating directly or indirectly to this REA.

                                   ARTICLE 13

                                 ATTORNEYS' FEES

            13.1 Prevailing Party. If any Party shall institute any action or proceeding ("Suit"), excluding arbitration, against any other Party relating to a breach or alleged violation of any covenant, term or obligation of this REA, any Default, or enforcement of the provisions hereof, the Prevailing Party (as hereinafter defined) shall be entitled to recover from the nonprevailing Party, as part of the Prevailing Party's costs of Suit or its damages, said Prevailing Party's reasonable Attorneys' Fees as fixed by the court. The "Prevailing Party" shall be the Party which by law is entitled to recover its costs of Suit, whether or not the Suit proceeds to final judgment. A Party not entitled to recover its costs shall not recover Attorneys' Fees; provided, however, where a Party shall have instituted and then dismissed Suit as against another Party, without the concurrence of such other Party, such other Party shall be the Prevailing Party. No sum for Attorneys' Fees shall be included in calculating the amount of a judgment to determine whether a Party is the Prevailing Party entitled to recover its costs and Attorneys' Fees. The term "Attorneys' Fees" shall include fees of outside counsel and costs allocable to in-house counsel (including, in each instance, fees and charges attributable to services performed by legal assistants or other non-attorney personnel performing services under the supervision of an attorney). The provisions of this Article shall not apply to any action or cause of action for declaratory relief.

                                   ARTICLE 14

                                     NOTICES

            14.1 Notices to Parties. Any notice, demand, request, consent, approval, designation, or other communication that any Party is required or desires to give, make or communicate to any other Party shall be given, made or communicated in writing either by personal delivery, by facsimile or telex transmission,


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by reliable overnight courier, or by United States registered or certified mail, return receipt requested with postage fully prepaid, to the following addresses:

            To Aladdin Gaming: Aladdin Gaming, LLC
                               c/o Sigmund Sommer Properties
                               2810 West Charleston Boulevard
                               Suite 58
                               Las Vegas, Nevada 89102
                               Attention: Mr. Jack Sommer
                               Telephone No.: (702) 870-1234
                               Facsimile No.: (702) 870-8733

            with a copy to:    Mr. Ronald Dictrow
                               Sigmund Sommer Properties
                               280 Park Avenue
                               New York, New York 10017
                               Telephone No.: (212) 661-0700
                               Facsimile No.: (212) 661-0844

            and a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                               New  York, New York 10022-3897
                               Attention: Wallace L. Schwartz, Esq.
                               Telephone No.: (212) 735-3000
                               Facsimile No.:  (212) 735-2000

            and a copy to:     Schreck Morris
                               300 S. Fourth Street
                               Suite 1200
                               Las Vegas, Nevada 89101
                               Attention: Ellen Schulhofer, Esq.
                               Telephone No.: (702) 382-2101
                               Facsimile No.: (702) 382-8135

            To Bazaar Company: Aladdin Bazaar, LLC
                               c/o TH Bazaar Centers, Inc.
                               4350 La Jolla Village Drive
                               Suite 400
                               San Diego, California 92122-1233


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

                               Attention: Mr. Wayne Finley and
                                          Ms. Wendy Godoy
                               Telephone No.: (619) 546-3535
                               Facsimile No.: (619) 546-3413

            with a copy to:    Aladdin Bazaar Holdings, LLC
                               c/o Aladdin Management Corporation, Manager
                               2810 West Charleston Boulevard
                               Suite 58
                               Las Vegas, Nevada 89102
                               Attention: Mr. Jack Sommer
                               Telephone No.: (702) 870-1234
                               Facsimile No.: (702) 870-8733

            and a copy to:     TH Bazaar Centers Inc.
                               4350 La Jolla Village Drive
                               Suite 400
                               San Diego, California 92122-1233
                               Attention: General Counsel
                               Telephone No.: (619) 546-3535
                               Facsimile No.: (619) 546-3413

            and a copy to:     Allen, Matkins, Leck, Gamble & Mallory LLP
                               501 West Broadway, Suite 900
                               San Diego, CA 92101
                               Attention: Michael C. Pruter, Esq.
                                          David A. B. Burton, Esq.
                               Telephone No.: (619) 235-1517
                               Facsimile No.: (619) 233-1158

            and a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                               New  York, New York 10022-3897
                               Attention: Wallace L. Schwartz, Esq.
                               Telephone No.: (212) 735-3000
                               Facsimile No.: (212) 735-2000
            and a copy to:     Schreck Morris
                               300 S. Fourth Street
                               Suite 1200
                               Las Vegas, Nevada 89101
                               Attention: Ellen Schulhofer, Esq.
                               Telephone No.: (702) 382-2101
                               Facsimile No.: (702) 382-8135

            To Aladdin Music:  Aladdin Music Holdings, LLC
                               c/o Sigmund Sommer Properties
                               2810 West Charleston Boulevard
                               Suite 58
                               Las Vegas, Nevada 89102
                               Attention: Mr. Jack Sommer
                               Telephone No.: (702) 870-1234
                               Facsimile No.: (702) 870-8733

            with a copy to:    Mr. Ronald Dictrow
                               Sigmund Sommer Properties
                               280 Park Avenue
                               New York, New York  10017
                               Telephone No.: (212) 661-0700
                               Facsimile No.: (212) 661-0844

            and a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                               New  York, New York 10022-3897
                               Attention: Wallace L. Schwartz, Esq.
                               Telephone No.: (212) 735-3000
                               Facsimile No.: (212) 735-2000

            and a copy to:     Schreck Morris
                               300 S. Fourth Street
                               Suite 1200
                               Las Vegas, Nevada 89101
                               Attention: Ellen Schulhofer, Esq.
                               Telephone No.: (702) 382-2101
                               Facsimile No.: (702) 382-8135


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

            To Energy Provider:  Northwind Aladdin, LLC
                                 c/o Unicom Thermal Technologic, Inc.
                                 30 West Monroe Street, Suite 500
                                 Chicago, Illinois 60603
                                 Attention: President
                                 Telephone No.: (312) 634-3200
                                 Facsimile No.: (312) 346-3201

            and a copy to:       Schwartz, Cooper, Greenberger & Kraus
                                 180 North LaSalle Street, Suite 2700
                                 Chicago, Illinois 60601
                                 Attention: Andrew H. Connor, Esq.
                                 Telephone No.: (312) 346-1300
                                 Facsimile No.: (312) 782-8416

Each Party may designate at any time a different or additional address for its receipt of notices by giving at least ten (10) days' written notice of such change of address to all other Parties.

            Any notice, demand, request or other communication (except any consent, approval or designation), including any copy, shall be deemed to have been given, made, received and communicated, as the case may be, on the date personal delivery was effected if personally served, on the date of acknowledgment of receipt if by facsimile or telex (provided a hard copy of the same is sent in another manner permitted herein within twenty-four (24) hours of transmission), on the date shown as the delivery date on the overnight courier's cartage copy if by overnight courier, or on the date of delivery as shown on the return receipt if delivered by mail; provided, however, if delivery is not completed due to the absence of the recipient or his/her refusal to accept delivery, delivery to the Person identified above for receipt of copies shall be deemed to be delivery to the primary addressee. If any such notice requires any action or response by the recipient or involves any consent or approval solicited from the recipient, such fact shall be clearly stated in the notice in the manner provided in Article 18. Any responsive consent, approval or designation shall be sent as provided above and shall be deemed to have been given, made, received and communicated, as the case may be, on the date of personal delivery, the date on which the facsimile or telex was transmitted, the date deposited with the overnight courier, or the date the same was deposited in the United States mail in conformity with this Section.

            In the event a Party shall give notice to any other Party of a Default, such Party shall concurrently send each of the other Parties and their Mortgagees (in accordance with Article 15) a copy of such notice; provided, however, failing to give a copy of such notice to the other Parties (and/or their Mortgagees) shall not affect the validity of such notice of Default nor shall giving or failing to give such notice create any liability on the part of the Party so declaring a Default.

                                   ARTICLE 15

                              MORTGAGEE PROVISIONS

            15.1 Mortgagee Notice. Any Mortgagee under a Mortgage affecting the Tract of a Party shall be entitled to receive notice of any Default by the Party as to such Tract, provided that such Mortgagee shall have delivered a copy of a notice substantially in the form hereinafter contained to each Party. The form of such notice shall be as follows:

            The undersigned, whose address is __________________________________
            _____________________________________ does hereby certify that it is the "Mortgagee" (as such term is defined in the REA) of the Tract of land described on Exhibit "A" attached hereto and made a part hereof and being the Tract of Party ("Party") in Clark County, Nevada. In the event that any notice shall be given of the Default of the Party as to whose Tract the Mortgage held by the undersigned applies, a copy thereof shall be delivered to the undersigned who shall have all rights of a Mortgagee to Cure such Default as specified in the REA. Failure to deliver a copy of such notice to the undersigned shall in no way affect the validity of the notice of Default as it respects such Party, but shall make the same invalid as it respects the Mortgagee of the undersigned, and such Mortgagee's Cure rights shall remain undisturbed.

Any such notice to a Mortgagee shall be given in the same manner as provided in
Article 14. In the event that any notice shall be given of the Default of a Party and such defaulting Party has failed to Cure or commence to Cure such Default as provided in this REA, then and in that event any such Mortgagee under a Mortgage affecting the Tract of the Defaulting Party shall be entitled to receive an additional notice, given in the manner provided in Article 14, that the Defaulting Party has failed to Cure or commence to Cure such Default. Each Mortgagee shall have thirty (30) days after receipt of said additional notice to Cure or, if such Default cannot be Cured within thirty (30) days, to commence to Cure any such Default and to prosecute said Cure continuously and diligently until completed (it being understood that such period beyond said thirty (30) days shall apply to events including, but not limited to, non-monetary Defaults temporarily incapable of a Cure by a Mortgagee due to (a) an automatic stay or
(b) the requirement of possession); provided however, that any Default personal to a Party shall not prejudice the rights of any Mortgagee; provided further, however, no dispute of any nature between Mortgagees shall serve to toll or extend said Cure period nor impose liability of any nature on any Party to resolve such dispute in connection with accepting Cure from any particular Mortgagee.

                                   ARTICLE 16

                                    AMENDMENT

            16.1 Method and Effect of Amendment. The Parties agree that the provisions of this REA may be modified or amended, in whole or in part, only by an instrument in writing, executed and acknowledged by Bazaar Company, Aladdin Gaming and Aladdin Music, and duly recorded in the Office of the Recorder in and for the County. Any amendment or modification hereof, including any extension and renewal hereof, whenever made, shall be superior to any and all liens, to the same extent as if such amendment or modification had been executed concurrently with this REA; provided that, in the event a Party (other than Energy Provider) has a Mortgage which requires the Mortgagee's consent to any amendment of this REA, and such Mortgagee has given notice of the existence of such Mortgage to the other Parties to this REA in accordance with Article 15, the Mortgagee's written consent to any proposed amendment, which consent shall not be unreasonably withheld or delayed, must be obtained in order for such amendment to be enforceable against and binding on such Mortgagee. Nothing contained herein shall constitute a Party's agreement that this REA cannot be effectively amended as between the Parties without the approval of a Party's Mortgagee. If a Party's Mortgagee (other than Energy Provider's Mortgagee) reasonably requests a modification or amendment to this REA which does not materially increase the obligations or decrease the rights of the Parties hereunder, the Parties agree to amend or modify this REA accordingly.

            16.2 No Third Party Beneficiary. Except for the provisions of
Article 15 which are for the benefit of a Mortgagee, the provisions of this REA are for the exclusive benefit of the Parties hereto and not for the benefit of any third Person, nor shall this REA be deemed to have conferred any rights, express or implied, upon any third Person. It is expressly understood and agreed that the Parties specifically intend that no other Person (other than a Mortgagee in accordance with Article 15) shall have any right to enforce any of the provisions of this REA.

                                   ARTICLE 17

                               TERMINATION OF REA

            Except as to the easements, covenants and/or provisions of this REA which by their terms shall or may survive such date, and except as to the Parties' restoration obligations set forth in Section 9.4 hereof, which obligations (except Energy Provider's and except with respect to the Common Parking Area) shall terminate twenty-five (25) years after the Second Scheduled Opening Date, this REA shall terminate on December 31, 2097, unless sooner terminated by the written consent of all Parties (other than Energy Provider).

                                   ARTICLE 18

                           EXERCISE OF APPROVAL RIGHTS

            18.1 Wherever in this REA the approval or consent of any Party is required, and unless a different time limit is provided in this REA (in which event such different time limit shall control), such approval or disapproval shall be given within twenty (20) days following the receipt of the item to be so approved or disapproved or the same shall be conclusively deemed to have been approved by such Party, subject to the provisions of this Article. Such approval, or disap-proval, shall be given in writing, and such approval shall not be unreasonably withheld, unless the provisions of this REA with respect to a particular consent or approval shall expressly provide that the same may be given or refused in the sole and absolute judgment or discretion of such Party. Any disapproval shall specify with particularity the reasons therefor; provided, however, that wherever in this REA any Party is given the right to approve or disapprove in its sole and absolute judgment or discretion, such Party may disapprove without specifying a reason therefor and its disapproval shall not be subject to contest in any judicial, administrative, arbitration or other proceeding.

            18.2 A Party requesting approval shall send such request in a writing setting forth the applicable time period, pursuant to Section 18.1 hereof, within which such Party must act or otherwise respond. If the time specified in the notice is incorrectly set forth or omitted, the time limit shall be thirty (30) days unless a longer time period is specified in this REA, in which case the longer time period shall control. Failure to specify such time period shall not invalidate such notice but shall instead require the action of such Party within said thirty (30) day period or such longer period.

            18.3 Any request for the consent or approval of any Party shall refer to the proper section numbers of the REA to which the request relates, properly state the time period permitted hereunder for approval, and state that the document, or the facts contained therein, shall be deemed approved or consented to by the recipient unless the recipient objects thereto within the required time period specified in such notice. Notwithstanding anything to the contrary contained in this REA, no recipient's approval of or consent to the subject matter of a notice shall be deemed to have been given by its failure to object thereto if such notice (or the accompanying cover letter) did not properly refer to the applicable section of this REA and properly state the time period permitted hereunder for approval.

                                   ARTICLE 19

                              EFFECTIVE DATE OF REA

            This REA shall not be effective until it has been executed, acknowledged and delivered by all signatories hereto. The Parties agree that this REA is to be recorded in the Office of the Recorder of the County. The duly executed

REA shall be effective against all Persons having actual or constructive notice thereof whether or not it has been recorded.

                                   ARTICLE 20

                                  MISCELLANEOUS

            20.1 Breach Shall Not Defeat Mortgage. A breach of any of the easements, conditions, covenants, or restrictions of this REA shall not defeat or render invalid the lien of any Mortgage made in good faith and for value, but all such easements, conditions, covenants and restrictions shall be binding upon and effective against any Person who acquires title to said property or any portion thereof by Involuntary Transfer.

            20.2 Breach Shall Not Permit Termination. No breach of this REA shall entitle any Party to cancel, rescind or otherwise terminate this REA, but such limitation shall not affect, in any manner, any other right or remedies which the Parties may have by reason of any breach of this REA.

            20.3 Captions. The table of contents and the captions of the Sections and Articles of this REA are for convenience only and shall not be considered or referred to in resolving questions of interpretation and/or construction.

            20.4 Interpretation. Any uncertainty or ambiguity regarding the provisions of this REA shall not be interpreted against any Party as the draftsman of the document, but shall be resolved by application of all other principles of law regarding interpretation of contracts.

            20.5 Governing Laws and Forum. This REA shall be governed by, interpreted under, and construed in accordance with the laws of the State of Nevada. The Parties intend and agree that the proper forum for the litigation of any and all disputes or controversies arising out of or related to this REA, to the extent that arbitration is not permitted for the resolution of such dispute or arbitration as described herein, is any circuit court of the State of Nevada or the Eighth Judicial District Court of the State of Nevada. Each of the Parties agrees that it will not commence any action or proceeding arising out of or relating to this REA in any court other than as specified in the preceding sentence and that it shall not challenge on grounds of forum non conveniens or any other grounds any action or proceeding so commenced, and hereby stipulates and irrevocably agrees that said courts have in personam jurisdiction over each of them for such litigation of any dispute or controversy arising out of or in any way related to this REA.

            20.6 Injunctive Relief. In the event of any violation or threatened violation by any Person of any of the terms, restrictions, covenants and conditions of this REA, any of the Parties shall have the right to seek an injunction of such violation or threatened violation in a court of competent jurisdiction.

            20.7 No Partnership. Neither this REA nor any acts of the Parties (other than acts undertaken pursuant to written agreements expressly setting forth such intention) shall be deemed or construed by the Parties to constitute an agreement to share profits and losses or to create the relationships of principal-agent, partnership, joint venture, or any association whatsoever between any of the Parties.

            20.8 Not a Public Dedication. Nothing in this REA shall be deemed to be a gift to the general public, or a dedication for any public purpose whatsoever, of any portion of the Site, it being the intention of the Parties that this REA shall be strictly limited to and for the purposes herein expressed.

            20.9 Payment on Default.

                  (a) If any Party (i) is compelled or elects to pay any sum of money or do any acts which require the payment of money by reason of any other Party's Default or (ii) does not pay any other sum when due to any other Party pursuant to the terms and provisions of this REA, then the Defaulting Party shall, provided that said Party shall have been served a written delinquency notice from the paying Party, upon demand, promptly reimburse the paying Party all such sums together with interest thereon at the lesser of (x) the rate of fifteen percent (15%) per annum, and (y) the maximum rate permitted by law, compounded annually, from the date that is three (3) business days subsequent to such Defaulting Party's receipt of the delinquency notice from the paying Party until the date of such reimbursement by the Defaulting Party.

                  (b) If the Defaulting Party shall not have made the requested repayment within ten (10) days after demand therefor, the paying

      Party (or Person to whom the amount is due) shall have the right to deduct the amount thereof, together with interest as aforesaid, without liability or forfeiture, from any sums then due or thereafter becoming due from the paying Party to the Defaulting Party, subject, however, to Sections 4.2 and 9.9 and Article 12 hereof, if the payment amount is in dispute.

                  (c) A Party's deduction from any sums due or payable by it pursuant to the provisions of this Section 20.9 shall not constitute a Default in the payment thereof unless such Party fails to pay the amount of such deduction (with interest thereon at the rate provided above from the respective date of deduction) to the Defaulting Party to whom the sum is owing within thirty (30) days after final adjudication or decision that such amount is owing. The option given in this Section 20.9 is for the sole protection of the paying Party (or Person to whom such sum is due) but shall not Release the Defaulting Party from its obligation to perform the terms, provisions, covenants and conditions of this REA which are required to be performed by such Party, nor deprive the paying Party (or Party to whom such sum is due) of any legal or equitable rights which it may have by reason of such Default.

            20.10 Severability. If any term, covenant, restriction or condition contained in this REA shall, to any extent, be invalid or unenforceable, the remainder of this REA (or the application of such term, covenant, restriction or condition to Persons or circumstances other than those with respect to which it is invalid or unenforceable), shall not be affected thereby and each term, covenant, restriction and condition of this REA shall be valid and enforceable to the fullest extent permitted by law, except those terms, covenants, restrictions or conditions which are expressly subject to or conditioned upon such invalid or unenforceable provisions.

            20.11 Successors. The provisions of this REA shall, except as otherwise provided herein, run with the land, both as respects benefits and burdens created herein.

            20.12 Time of Essence. Time is of the essence with respect to the performance of each of the terms, covenants, restrictions and conditions contained in this REA.

            20.13 Waiver of Default. A Party's waiver of another Party's Default must be made in writing, and no such waiver shall be implied from a Party's failure to take any action in respect of such Default if such Default continues or is repeated. No express waiver of any Default shall affect any Default, or cover any period of time, other than the precise Default and period of time specified in such express waiver. One or more waivers of any Default in the performance of any term, covenant, restriction or condition of this REA shall not be deemed to waive any subsequent Default. A Party's giving of its consent or approval to any act or request of another Party shall not be deemed to waive or render unnecessary the consenting/approving Party's consent to or approval of any subsequent similar acts or requests.

            20.14 Rights Cumulative. Except as limited by Article 12, the rights and remedies of any Party under this REA shall be cumulative and not exclusive of any other rights or remedies of such Party at law or in equity. A Party's exercise of any given right or remedy shall not impair such Party's standing to exercise any other right or remedy.

            20.15 Counterparts. This REA may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument. Further, this REA may be executed in triplicate originals.

            20.16 Estoppel Certificates. Each Party hereby severally covenants that upon at least twenty (20) days' prior notice from another Party, it will issue to any prospective or existing Mortgagee or to any prospective Transferee, an estoppel certificate stating: (a) whether the Party to whom the request has been directed knows of any default under this REA, and if there are known defaults, specifying the nature thereof, (b) whether to its knowledge this REA has been assigned, modified or amended in any way (and if it has, then stating the nature thereof; (c) that to the Party's knowledge this REA as of that date is in full force and effect; and (d) as to such other reasonably requested factual matters known to the Party concerning this REA. Such certificate shall act as a waiver of any claim by the Party furnishing such certificate to the extent such claim is based upon facts which are contrary to those asserted in the certificate but only to the extent the claim is asserted against a bona fide encumbrancer or purchaser for value without knowledge of facts contrary to those contained in the certificate and who has acted in reasonable reliance upon the certificate. Such certificate shall in no event subject the Party furnishing it to any liability whatsoever (except for fraud), notwithstanding the negligent or inadvertent failure of such Party to disclose correct or relevant information.

            20.17 Limitation on Liability. Notwithstanding anything contained in this REA, if at any time a Party (such Party being referred to in this Section
20.17 as the "breaching Party") shall fail to perform or pay any covenant or obligation on its part to be performed or paid hereunder or under any such other agreement, or shall breach any warranty made hereunder, and as a consequence thereof any other Party, or their successors and assigns, shall recover a money judgment against the breaching Party, such judgment shall (subject to the rights of any Mortgagee whose lien predates the attachment of such judgment) be enforced against and satisfied out of only (i) the proceeds of sale produced upon execution of such judgment and levy thereon against the breaching Party's interest in its Tract and improvements thereon, (ii) the rents, issues, profits or other income receivable from the such Tract and improvements thereon, (iii) the consideration received by the breaching Party from the sale of all or any part of its interest in its Tract and improvements thereon made after such failure of performance or breach of warranty (which consideration shall be deemed to include any assets at any time held by the breaching Party to the extent that the value of same does not exceed the proceeds of such sale), (iv) any insurance proceeds or condemnation award payable as the result of any casualty to or condemnation of the breaching Party's Tract and/or improvements thereon, and (v) any sums due or to become due from the other Party to the breaching Party regardless of when the obligation arises, by way of set-off, and the other Party and any other owner or holder of any claim or action against the breaching Party shall look solely to the breaching party's Tract and improvements thereon and to said property specified in clauses (i), (ii), (iii),
(iv) and (v) above for the payment and satisfaction of any such claim or action and any judgment thereon. Except as set forth in the preceding sentence, the breaching Party shall not have any personal liability for the performance or payment of any such covenant, warranty or obligation hereunder or under any such other agreement or upon any judgment thereon. Furthermore, none of the members individually in the limited liability companies referred to herein as "Aladdin Gaming", "Bazaar Company", "Aladdin Music" and "Energy Provider" shall have any liability whatsoever for the performance or payment of any covenant, warranty or obligation of such Party hereunder or upon any judgment thereon. No Party shall seek specific performance of any affirmative covenant or affirmative obligation by or against the breaching Party or any partner in the breaching Party, except to the extent that the same can be achieved with the property and proceeds specified in clauses (i), (ii), (iii), (iv) and (v) above. The provisions of this Section 20.17 are not intended to relieve the breaching Party from the performance of any of its obligations hereunder, but rather to limit the breaching Party's liability as aforesaid, and to relieve and release any partner or member of the breaching Party from any such liability as aforesaid; nor shall any of the provisions of this Section 20.17 be deemed to limit or otherwise affect any Party's right to obtain injunctive relief necessary to enforce other rights specifically granted to such Party in this REA. To the extent that (with or without recourse to the limited remedies provided in this Section 20.17) a Party is, by virtue of the foregoing limitations, unable to recover the full amount of any money judgment against the Defaulting Party, the non-Defaulting Party may, for so long as such amount (and interest thereon in accordance with Section 20.9) shall remain unpaid, offset amounts owed by the Defaulting Party against amounts owed to the non-Defaulting Party hereunder and/or pursuant to the Site Work Agreement and/or the Parking Use Agreement and/or that certain subordinated debenture between Aladdin Gaming and Bazaar Company.

            20.18 Index. Wherever in this REA reference is made to a constant dollar denomination, calculation of constant dollar equivalency shall be adjusted every fifth Accounting Period based on the Implicit Price Deflator of the Gross National Product of the United States (Personal Consumption Expenditures By Major Type of Product Table), issued and published by the United States Department of Commerce (1972=100) (the "Index"), or any successor index thereto, appropriately adjusted. In the event that the Index is converted to a different standard reference base or otherwise revised, the determination of the adjustment to be made with reference to the Index shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Department of Commerce or, if said Department shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or other nationally recognized publisher of similar statistical information as may be agreed upon by the Parties. If at any time such index as herein recited shall not exist, the Parties shall substitute an index or procedure that reasonably reflects and monitors consumer prices, and the same shall be considered the "Index" hereunder and in the event the Parties are unable to agree upon a substitute index or procedure, the matter shall be resolved pursuant to Article 12. Notwithstanding anything to the contrary set forth herein, the adjustments provided in this Section 20.18 shall be effective only upon notice given by any Party (except Energy Provider) to all other Parties not more than 120 days nor less than 30 days before the beginning of every fifth Accounting Period, which notice shall make specific reference to this Section 20.18.

            20.19 Compliance With Laws. Each Party shall comply with all applicable laws, ordinances, rules, orders and regulations of all governmental agencies and entities respecting the use, occupancy and/or enjoyment of its Tract and improvements thereon including, but not limited to, obtaining and maintaining all necessary licenses, approvals and permits from all federal, state and local authorities required for the operation of such Tract and improvements.

            20.20 Conflicts. In the case of each and every conflict or inconsistency between the provisions of the Bazaar Lease, the Music Lease, the Parking Use Agreement, the Site Work Agreement or the Energy Provider Agreement and this REA, the Parties agree that the provisions of this REA shall prevail and control. All Mortgages shall be subject and subordinate to the terms, covenants and provisions of this REA and any amendment hereto to which the subject Mortgagee has consented to pursuant to Section 16.1 hereof.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, this REA has been executed by the Parties as of the day and year first written above.

"Aladdin Gaming"             ALADDIN GAMING, LLC
                             a Nevada limited-liability company


                             By: /s/ Ronald Dictrow
                                 -----------------------------
                             Name:  Ronald Dictrow
                             Title: Secretary

"Bazaar Company"             ALADDIN BAZAAR, LLC
                             a Delaware limited liability company

                             By: Aladdin Bazaar Holdings, LLC, a Nevada limited-liability company, its member

                                    By:        Aladdin Management Corporation
                                               Its: Manager


                                               By: /s/ Ronald Dictrow
                                                   -----------------------------
                                               Name:  Ronald Dictrow
                                               Title: Treasurer


                             By:    TH Bazaar Centers Inc., a Delaware
                                    corporation, its member


                                               By: /s/ Wayne J. Finley
                                                   -----------------------------
                                               Name:  Wayne J. Finley
                                               Title: Senior Vice President


                                               By: /s/ Wendy M. Godoy
                                                   -----------------------------
                                               Name:  Wendy M. Godoy
                                               Title: Senior Vice President

"Aladdin Music"              ALADDIN MUSIC HOLDINGS, LLC,
                             a Nevada limited-liability company

                             By:  Aladdin Music Holdings, LLC
                             Its: Member

                                    By: /s/ Ronald Dictrow
                                        -----------------------------
                                    Name:  Ronald Dictrow
                                    Title: Treasurer

STATE OF  New York)
                        ) ss.
COUNTY OF New York)

On February 27, 1998, before me, Dawn M. Schoenig, a Notary Public in and for said state, personally appeared Ronald Dictrow, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.


                                             /s/ Dawn M. Schoenig
                                             ----------------------------
                                             Notary Public in and for said State

STATE OF  New York)
                        ) ss.
COUNTY OF New York)

On February 27, 1998, before me, Dawn M. Schoenig, a Notary Public in and for said state, personally appeared Wayne Finley and Wendy Godoy, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.


                                             /s/ Dawn M. Schoenig
                                             ----------------------------
                                             Notary Public in and for said State

STATE OF  New York)
                        ) ss.
COUNTY OF New York)

On February 27, 1998, before me, Dawn M. Schoenig, a Notary Public in and for said state, personally appeared Ronald Dictrow, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument. WITNESS my hand and official seal.


                                             /s/ Dawn M. Schoenig
                                             ----------------------------
                                             Notary Public in and for said State

STATE OF  New York)
                        ) ss.
COUNTY OF New York)

On February 27, 1998, before me, Dawn M. Schoenig, a Notary Public in and for said state, personally appeared Ronald Dictrow, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument. WITNESS my hand and official seal.


                                             /s/ Dawn M. Schoenig
                                             ----------------------------
                                             Notary Public in and for said State

                                  EXHIBIT "A-1"

                                LEGAL DESCRIPTION

                                      SITE

                              (Please see attached)

                                  EXHIBIT "A-2"

                                LEGAL DESCRIPTION

                                   GAMING SITE

                              (Please see attached)

                                  EXHIBIT "A-3"

                                LEGAL DESCRIPTION

                                   BAZAAR SITE

                              (Please see attached)

                                  EXHIBIT "A-4"

                                LEGAL DESCRIPTION

                               ALADDIN MUSIC SITE

                              (Please see attached)

                                  EXHIBIT "A-5"

                                LEGAL DESCRIPTION

                                  UTILITY SITE

                              (Please see attached)

                                  EXHIBIT "A-6"

                                LEGAL DESCRIPTION

                           OPTIONAL IMPROVEMENTS SITE

                              (Please see attached)

                                   EXHIBIT "B"

                                   SITE PLANS

                              (Please see attached)

                                   EXHIBIT "C"

                            PLANS AND SPECIFICATIONS

                              (Please see attached)

                                   SCHEDULE "I"

                         ALLOCABLE SHARE OF COMMON COSTS

    Common Area              Operator Party       Allocable Share
    -----------              --------------       ---------------
I.    Common Area        Bazaar Company       Bazaar Company:  25%
      Utility Lines                           Aladdin Gaming:  75%(1)

II.   Casino Perimeter   Aladdin Gaming       Bazaar Company:  25%
      Area                                    Aladdin Gaming:  75%(1)

II.   Bazaar Perimeter   Bazaar Company       Bazaar Company:  25%
      Area                                    Aladdin Gaming:  75%(1)


IV.   Fire Command                            Bazaar Company:  25%
      Center             [To be determined]   Aladdin Gaming:  75%(1)

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(1) Aladdin Gaming shall have the right, but not the obligation, to assign one-third (1/3) of its Allocable Share obligation to Aladdin Music (which obligation Aladdin Music hereby agrees to assume), but shall not be relieved of liability therefor.

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                                  SCHEDULE "II"

                      ALLOCABLE SHARE OF REAL ESTATE TAXES

        Responsible Party                          Allocable Share(1)
        -----------------                          ------------------

        Aladdin Gaming                             49%

        Bazaar Company                             35%  24% - Retail Facility
                                                        11% - Garage Parking
        Music Lease                                14%

        Energy Provider                            2%

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(1) Notwithstanding the Allocable Shares of Real Estate Taxes set forth herein, it is understood and agreed that all Parties shall be directly and personally responsible for the payment of all taxes and assessments attributable to the improvements Constructed on and changes of ownership regarding their respective Tracts after the date hereof.